                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                        J.P. MORGAN & CO. INCORPORATED
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)
                        J.P. MORGAN & CO. INCORPORATED
- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                    ON MAY 10, 1995

                    J.P. Morgan & Co. Incorporated
                    60 Wall Street, New York, NY 10260-0060

JP MORGAN           The Annual Meeting of Stockholders of J.P. Morgan & Co.
                    Incorporated ("Morgan") will be held in Morgan Hall West,
                    46th Floor, 60 Wall Street, New York, New York, on
                    Wednesday, May 10, 1995 at 11:00 a.m., for the following purposes:

                    (1) To elect fourteen Directors to hold office until the next annual meeting of stockholders and until their respective successors shall have been elected and qualified;

                    (2) To consider and vote upon a proposal to approve the designation of the independent accounting firm of Price Waterhouse LLP to perform certain auditing functions for Morgan and its consolidated subsidiaries for the year 1995;

                    (3) To consider and vote upon the 1995 Stock Incentive Plan of J.P. Morgan & Co. Incorporated and Affiliated Companies (a copy of which appears as Exhibit A to the Proxy Statement);

                    (4) To consider and vote upon the 1995 Executive Officer Performance Plan of J.P. Morgan & Co. Incorporated and Affiliated Companies (a copy of which appears as Exhibit B to the Proxy Statement);

                    (5) To consider and vote upon a stockholder-proposed resolution set forth under "Stockholder Proposal Relating to Cumulative Voting" in the Proxy Statement;

                    (6) To consider and vote upon a stockholder-proposed resolution set forth under "Stockholder Proposal Relating to Political Non-Partisanship" in the Proxy Statement;

                    (7) To consider and vote upon a stockholder-proposed resolution set forth under "Stockholder Proposal Relating to Structural Adjustment" in the Proxy Statement; and

                    (8) To act upon such other matters as may properly come before such meeting or any adjournment thereof.

                    Stockholders of record at the close of business on March 13, 1995 will be entitled to vote at the meeting and at any adjournment thereof.

                    Dated: March 22, 1995      Edward J. Kelly III
                                               Secretary

                    YOU ARE REQUESTED TO FILL IN, SIGN, DATE AND RETURN THE PROXY SUBMITTED HEREWITH IN THE RETURN ENVELOPE PROVIDED FOR YOUR USE. THE GIVING OF SUCH PROXY WILL NOT AFFECT YOUR RIGHT TO REVOKE SUCH PROXY OR TO VOTE IN PERSON SHOULD YOU LATER DECIDE TO ATTEND THE MEETING.

                    PROXY STATEMENT

                    This statement is furnished in connection with the solicitation of proxies by the Board of Directors of J.P. Morgan & Co. Incorporated ("Morgan") to be used in voting at the Annual Meeting of Stockholders of Morgan to be held on May 10, 1995 and at any adjournment thereof.

                    Stockholders whose names appeared of record on the books of Morgan at the close of business on March 13, 1995 will be entitled to vote at the meeting and at any adjournment thereof. On the record date for the meeting there were 187,356,003 shares of Common Stock of Morgan outstanding and entitled to vote. Each share of Common Stock is entitled to one vote. Proxy material is being mailed to stockholders of record commencing March 22, 1995.

                  1 ELECTION OF DIRECTORS

                    Fourteen Directors of Morgan are to be elected at the annual meeting to serve until the next annual meeting of stockholders and until their respective successors shall have been elected and qualified. Unless authority to vote for one or more Directors is withheld, it is intended that shares represented by Proxies in the accompanying form will be voted for the election of the persons listed below or, if any such person shall unexpectedly become unable or unwilling to accept nomination or election, for the election of such other person as the Board of Directors may recommend in his or her place. All of the persons listed below are Directors of Morgan now in office and are nominees for re-election. All nominees are currently Directors of Morgan Guaranty Trust Company of New York (the "Bank").

                    The name, age, principal occupation, business directorships and significant affiliations of an educational, charitable or civic nature of each nominee, are set forth below.

                    ------------------------------------------------------------
                    DOUGLAS A. WARNER III    Director since 1990.     Age 48.

                    Chairman of the Board of Morgan and the Bank (since January
                    1995) and President of Morgan and the Bank (since January
                    1990). Member of the Executive Committees of Morgan and the
    [PHOTO] Bank (Chairman since January 1995). Director of Anheuser-Busch Companies, Inc. and General Electric Company. Member of The Bankers Roundtable, The Business Council and The Business Roundtable. Trustee of Pierpont Morgan Library and Cold Spring Harbor Laboratory. Member of Board of Overseers of Memorial Sloan-Kettering Cancer Center. Member of Board of Counselors of Bechtel Group, Inc.



                    ------------------------------------------------------------
                    MARTIN FELDSTEIN         Director since 1993.     Age 55.

                    President and Chief Executive Officer of National Bureau of Economic Research, Inc. (private, non-profit research organization) and Professor of Economics at Harvard
    [PHOTO] University (since 1969). Member of the Audit Committee of Morgan and the Examining Committee and the Committee on Employment Policies and Benefits of the Bank. Director of TRW Inc. and American International Group, Inc. Member of Council on Foreign Relations, The Trilateral Commission, American Academy of Arts and Sciences and American Philosophical Society.


                    ------------------------------------------------------------
                    HANNA H. GRAY            Director since 1976.     Age 64.

                    President Emeritus and Harry Pratt Judson Distinguished Service Professor of History of The University of Chicago (since July 1993). Dr. Gray was President of The University
    [PHOTO] of Chicago from July 1978 to July 1993. Chairman of the Committee on Trust Matters and member of the Committee on Director Nominations and Board Affairs of Morgan. Director of Ameritech Corp., Atlantic Richfield Company and Cummins Engine Co., Inc. Trustee of Andrew W. Mellon
                    Foundation, Bryn Mawr College and Howard Hughes Medical Institute. Member of Council on Foreign Relations, American Academy of Arts and Sciences and American Philosophical Society. Regent of The Smithsonian Institution.


                    ------------------------------------------------------------
                    JAMES R. HOUGHTON(1)     Director since 1982.     Age 58.

                    Chairman and Chief Executive Officer (since April 1983) and Director of Corning Incorporated. Chairman of the Committee on Management Development and Executive Compensation of
    [PHOTO] Morgan. Member of the Executive Committees of Morgan and the Bank. Director of Dow Corning Corporation, Exxon Corporation and Metropolitan Life Insurance Company. Trustee of Corning Incorporated Foundation, Corning Museum of Glass, Metropolitan Museum of Art and Pierpont Morgan Library.


                    1. Mr. Houghton is an uncle of the wife of Peter B. Smith,
                       Chairman, Credit Policy Committee of Morgan and the Bank.

                    ------------------------------------------------------------
                    JAMES L. KETELSEN        Director since 1977.     Age 64.

                    Retired Chairman and Chief Executive Officer of Tenneco Inc. (diversified industrial). Mr. Ketelsen was Chairman of the Board of Tenneco Inc. from July 1978 to May 1992 and Chief
    [PHOTO] Executive Officer from July 1978 to January 1992. Chairman of the Audit Committee and member of the Committee on Trust Matters of Morgan and Chairman of the Examining Committee of the Bank. Director of GTE Corporation and Sara Lee Corporation. Trustee of Northwestern University.



                    ------------------------------------------------------------
                    WILLIAM S. LEE           Director since 1985.     Age 65.

                    Chairman Emeritus of Duke Power Company (public utility). Mr. Lee was Chairman, President and Chief Executive Officer of Duke Power Company from April 1982 to April 1994.
    [PHOTO] Chairman of the Committee on Director Nominations and Board Affairs and member of the Committee on Management Development and Executive Compensation of Morgan. Director of Texas Instruments Inc., Knight-Ridder Inc. and Liberty Corporation. Trustee of Queens College, Charlotte, N.C.



                    ------------------------------------------------------------
                    ROBERTO G. MENDOZA       Director since 1990.     Age 49.

                    Vice Chairman of the Board of Morgan and the Bank (since
    [PHOTO] January 1990) and member of the Executive Committees of Morgan and the Bank. Director of ACE Limited and Mid Ocean Reinsurance Company Ltd.


                    ------------------------------------------------------------
                    LEE R. RAYMOND           Director since 1987.     Age 56.

                    Chairman of the Board and Chief Executive Officer (since April 1993) and Director of Exxon Corporation. Mr. Raymond
    [PHOTO] was President of Exxon Corporation from January 1987 to April 1993. Member of the Committee on Management Development and Executive Compensation of Morgan. Director of American Petroleum Institute, New American Schools Development Corporation and United Negro College Fund. Trustee of Southern Methodist University and Wisconsin Alumni Research Foundation. Member of The Business Council, The Business Roundtable, Council on Foreign Relations, Emergency Committee for American Trade, National Petroleum Council, The Trilateral Commission and The University of Wisconsin Foundation.

                    ------------------------------------------------------------
                    RICHARD D. SIMMONS       Director since 1990.     Age 60.

                    President and Director of International Herald Tribune (since April 1989). Mr. Simmons was President of The Washington Post Company from September 1981 to May 1991.
   [PHOTO] Member of the Committee on Trust Matters of Morgan and Chairman of the Committee on Employment Policies and Benefits of the Bank. Director of Union Pacific Corporation, The Washington Post Company and Yankee Publishing, Inc. Member of General Electric Investment Corporation Equity Advisory Board and council member of White Burkett Miller Center of Public Affairs at The University of Virginia. Member of the Board of Trustees of The Phillips Collection.



                    ------------------------------------------------------------
                    JOHN G. SMALE            Director since 1988.     Age 67.

                    Chairman of the Board of Directors (since November 1992) and Director of General Motors Corporation. Retired Chairman of the Board and Chief Executive and Director of The Procter &
   [PHOTO]          Gamble Company (household and industrial products). Mr.
                    Smale was Chairman of the Board and Chief Executive of The Procter & Gamble Company from April 1986 to January 1990 and President and Chief Executive from January 1981 to April 1986. Member of the Audit Committee and the Committee on Director Nominations and Board Affairs of Morgan and the Examining Committee of the Bank. Member of Board of Governors of The Nature Conservancy. Member of The Business Council. Emeritus Trustee of Kenyon College.


                    ------------------------------------------------------------
                    KURT F. VIERMETZ         Director since 1990.     Age 55.

                    Vice Chairman of the Board of Morgan and the Bank (since January 1990) and member of the Executive Committees of Morgan and the Bank. Mr. Viermetz was Treasurer of the Bank
   [PHOTO] from March 1986 to February 1990. Member of Supervisory Board of Hoechst AG. Vice Chairman of the Board of Munich American Reinsurance Company and Munich Management Corporation. Member of International Advisory Board of Metro Holding AG, Zug/Switzerland. Director of New York Philharmonic Society. Trustee of The Johns Hopkins University's American Institute for Contemporary German Studies. Member of Board of the American Council on Germany, New York. Member of Advisory Council of the Center for German and European Studies at Georgetown University. Vice Chairman of New York Stock Exchange International Capital Markets Advisory Committee.


                    ------------------------------------------------------------
                    RODNEY B. WAGNER         Director since 1993.     Age 63.

                    Vice Chairman of the Board of Morgan (since March 1993) and the Bank (since July 1993) and member of the Executive Committees of Morgan and the Bank. Mr. Wagner was a Managing
   [PHOTO] Director of Morgan from January 1992 to March 1993 and the Bank from January 1992 to July 1993 and Vice Chairman of the Credit Policy Committee of the Bank from February 1984 to January 1992. Director of Saudi Aramco and Saudi International Bank. Director of The World Wildlife Fund, World Wide Fund for Nature and Children's Television Workshop. Trustee of Robert College of Istanbul and American University of Beirut. Member of Advisory Board of Koc University, Istanbul.

                    ------------------------------------------------------------
                    DENNIS WEATHERSTONE      Director since 1979.     Age 64.

                    Mr. Weatherstone was Chairman of the Board of Morgan and the Bank from January 1990 to January 1995 and Chairman of the Executive Committees of Morgan from February 1991 to January
   [PHOTO] 1995 and the Bank from January 1991 to January 1995. Member of the Executive Committees of Morgan and the Bank. Director of General Motors Corporation and Merck & Co., Inc. Director of L'Air Liquide. Director of Institute for International Economics. Independent member of Board of Banking Supervision of the Bank of England. Immediate past president of International Monetary Conference. Graduate member of
                    The Business Council. Trustee of Alfred P. Sloan Foundation. Member of Economic Club of New York and advisory board of British-American Chamber of Commerce, New York. Chairman of The New York Community Trust. President and Trustee of The Royal College of Surgeons Foundation, New York.


                    ------------------------------------------------------------
                    DOUGLAS C. YEARLEY       Director since 1993.     Age 59.

                    Chairman of the Board and Chief Executive Officer (since May
                    1989) and President (since November 1991) and Director of Phelps Dodge Corporation. Mr. Yearley was President of
   [PHOTO] Phelps Dodge Industries from 1988 until 1990 and Executive Vice President of Phelps Dodge Corporation from 1987 until 1989. Member of the Audit Committee and the Committee on Director Nominations and Board Affairs of Morgan and the Examining Committee of the Bank. Director of
                    USX Corporation and Lockheed Corporation. Chairman of International Copper Association. Vice Chairman of American Mining Congress. Director of Copper Development Association. Member of Policy Committee of The Business Roundtable and The Business Council. Trustee of Phoenix Art Museum.
                    ------------------------------------------------------------

                    Included among the Committees of the Board of Directors of Morgan are an Audit Committee, the members of which are Messrs. Ketelsen (Chairman), Feldstein, Smale and Yearley, a Committee on Management Development and Executive Compensation, the members of which are Messrs. Houghton (Chairman), Lee and Raymond, a Committee on Director Nominations and Board Affairs, the members of which are Mr. Lee (Chairman), Dr. Gray and Messrs. Smale and Yearley, and a Committee on Trust Matters, the members of which are Dr. Gray (Chairman) and Messrs. Ketelsen and Simmons.

                    The Audit Committee, which met five times during 1994, is responsible for overseeing the financial reporting process and the effectiveness of internal controls of Morgan and its consolidated subsidiaries, including the Bank, and for recommending to the Board of Directors of Morgan the designation for each year of independent accountants to examine the financial statements of Morgan and its consolidated subsidiaries.

                    The Committee on Management Development and Executive Compensation, which met five times during 1994, is responsible for (1) consultation with senior management of Morgan and the Bank and reporting to the appropriate Board regarding development of qualified replacements to succeed key executives of Morgan and the Bank; (2) reviewing and approving all awards and options granted under Morgan's incentive and stock plans except that awards and options granted to employees who are also Directors are approved by a committee composed of all non-employee Directors; (3) administration (or supervising the administration) of such plans; and (4) review of policies of Morgan and certain of its subsidiaries, including the Bank, with respect to officers' compensation.

                    The Committee on Director Nominations and Board Affairs, which met twice during 1994, is responsible for making recommendations to the Board of Directors with respect to the qualifications and nominations of Directors, Directors' functions, committees, compensation and retirement and other matters affecting Directors. In determining its recommendations to Morgan's Board, the Committee on Director Nominations and Board Affairs will consider nominees recommended by stockholders. Such stockholder recommendations should be made in writing, addressed to the Committee, attention of the Secretary of J.P. Morgan & Co. Incorporated, 60 Wall Street, New York, New York 10260-0060.

                    The Committee on Trust Matters, which met twice during 1994, is responsible for reviewing the general conduct of the business of the departments and affiliates of Morgan and the Bank engaged in investing and administering assets held for others in trust and investment management accounts.

                    Included among the Committees of the Board of Directors of the Bank are an Examining Committee, the members of which are Messrs. Ketelsen (Chairman), Feldstein, Smale and Yearley, and a Committee on Employment Policies and Benefits, the members of which are Messrs. Simmons (Chairman) and Feldstein.

                    The Examining Committee, which met five times during 1994, is responsible for examinations of the Bank in accordance with New York banking law.

                    The Committee on Employment Policies and Benefits, which met twice in 1994, is responsible for reviewing the Bank's Retirement, Profit Sharing, and Long Term Disability Plans, Morgan's overseas benefit plans, non-officer salary and other benefits and employee relations and affirmative action programs.

                    During 1994 there were 10 meetings of the Board of Directors of Morgan. Each Director of Morgan attended 75% or more of the aggregate number of meetings held during 1994 of the Morgan Board of Directors and the Morgan committees of which such Director was a member.

BENEFICIAL          The following table sets forth as of March 13, 1995, the
OWNERSHIP OF        number of shares of Morgan Common Stock beneficially owned,
MANAGEMENT          directly or indirectly, by each Director, each executive
                    officer named in the Summary Compensation Table appearing on page 14, and all Directors and executive officers as a group, based upon information obtained from such persons.
                    A list of current executive officers of Morgan is attached as Exhibit C hereto. Each individual owns less than 1% of Morgan Common Stock. Each person has sole investment and voting power with respect to the shares set forth below unless otherwise noted:

                    ------------------------------------------------------------------------------------------
                                                                                                     TOTAL
                    NAME OF INDIVIDUAL OR GROUP                                                      SHARES(1)(2)(3)
                    -----------------------------------------------------------------------------------------
                    Douglas A. Warner III.........................................................   351,075 (4)
                    Roberto G. Mendoza............................................................   358,874
                    Kurt F. Viermetz..............................................................   377,082
                    Rodney B. Wagner..............................................................   171,466
                    Martin Feldstein..............................................................     1,000
                    Hanna H. Gray.................................................................       800
                    James R. Houghton.............................................................     1,000
                    James L. Ketelsen.............................................................     7,800
                    William S. Lee................................................................     1,000
                    Lee R. Raymond................................................................       500
                    Richard D. Simmons............................................................     1,000
                    John G. Smale.................................................................     1,010
                    Dennis Weatherstone...........................................................   566,875 (5)
                    Douglas C. Yearley............................................................     1,000
                    All Directors and Executive Officers as a Group............................... 2,480,610 (6)
                    ----------------------------------------------------------------------------------------

                    (1) Includes the following shares of Common Stock which the individual(s) had the right to acquire within 60 days of March 13, 1995 through the exercise of options: Mr.
                    Warner -- 316,667 shares; Mr. Mendoza -- 261,878 shares; Mr. Viermetz -- 263,046 shares; Mr. Wagner -- 161,606 shares; Mr. Weatherstone -- 444,285 shares and all directors and executive officers as a group -- 2,044,260 shares.

                    (2) In addition, Dr. Feldstein is entitled to receive 284 shares, Dr. Gray and Messrs. Houghton, Ketelsen, Lee, Raymond, Simmons and Smale are entitled to receive 524 shares and Mr. Yearley is entitled to receive 399 shares, after termination of services as a Director, under the Director Stock Plan (1992) described on page 8.

                    (3) In addition, the individual(s) listed below are or will be (subject to vesting of restricted stock and options) entitled to receive or purchase the following additional shares under various Morgan employee benefit plans:


                    --------------------------------------------------------------------------------------------------
                    NAME
                    --------------------------------------------------------------------------------------------------
                    Douglas A. Warner III................................................................      299,402
                    Roberto G. Mendoza...................................................................      272,358
                    Kurt F. Viermetz.....................................................................      253,539
                    Rodney B. Wagner.....................................................................      197,870
                    Dennis Weatherstone..................................................................      449,693
                    All Directors and Executive Officers as a Group......................................    2,130,325
                    --------------------------------------------------------------------------------------------------

                    (4) Includes 6,000 shares owned by his spouse and 240 shares held in custodial accounts for his children. Mr. Warner disclaims beneficial ownership of such shares.

                    (5) Includes 156 shares owned by his son. Mr. Weatherstone disclaims beneficial ownership of such shares.

                    (6) As a group, beneficially owns 1.32% of Morgan Common Stock.

                    DIRECTORS AND EXECUTIVE OFFICERS

 DIRECTOR           Each Director who is not an officer of Morgan or the
 COMPENSATION       Bank receives an annual retainer of $30,000 and a single
                    meeting attendance fee of $1,200 for meetings of the Boards of Morgan and the Bank. Such Directors also receive annual retainers for service on committees of the Boards in amounts of $20,000 for the Chairmen and $12,500 for the members of the Audit Committee and the Committee on Management Development and Executive Compensation and
                    $10,000 for the Chairmen and $7,500 for the members of the other committees. The members of the Audit Committee also serve on the Bank's Examining Committee but receive no additional retainer for such service. In addition, Directors are entitled to reimbursement for travel expenses for meetings of the Boards and committees thereof.

                    Under a Director Stock Plan (1992), as amended, Directors who are not officers of Morgan or the Bank receive annually an award of share credits for 400 shares of Morgan Common Stock for their service during the preceding year, which award is pro rated in the case of any Director who was not a Director for all of the preceding year. After termination of service as a Director, all awards are paid in shares of stock to the Director, or, in the case of death, to the Director's designated beneficiary or estate. Such payment includes additional shares credited annually with respect to the dividends that would have been paid during the year had the share credits awarded or credited been issued as shares of stock.

                    Directors who are not officers of Morgan or the Bank may defer compensation for services rendered as Board members or as members of Board committees pursuant to the Deferred Compensation Plan for Directors' Fees adopted by the Boards of Morgan and the Bank in 1973 and last amended in 1991. The Plan permits Directors to make separate deferral elections with respect to their annual retainer and their meeting fees. Participating Directors may elect under the Plan to direct Morgan or the Bank to credit deferred amounts to (i) a Deferred Cash Account, (ii) a Deferred Stock Value Account or (iii) a combination of both. The Plan provides that amounts deferred to the Deferred Cash Account are credited with interest equivalents. Amounts deferred to the Deferred Stock Value Account are treated as "Units Based on Stock Value" and are credited with dividend equivalents. Participating Directors are entitled to receive cash distribution of the balance in their accounts in full or in annual installments (not to exceed 15 years) after termination of service as a Director.

                    Retired Directors are eligible to serve as members of the Bank's Directors Advisory Council. Members of the Council receive an annual retainer of $30,000.

                    COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

ROLE OF THE         The Committee on Management Development and
COMMITTEE           Executive Compensation, composed entirely of independent
AND THE BOARD       outside directors ("Outside Directors"), is responsible for determining and administering Morgan's executive compensation policies for its senior management group within guidelines and plans approved by the Board of Directors. The Committee annually evaluates individual and corporate performance from both a short- and long-term perspective. The Committee's recommendations regarding officers who are Directors ("Inside Directors") are subject to the approval of the full board of Outside Directors
                    (with Inside Directors not participating).

 COMPENSATION       Morgan's executive compensation program is designed to
 PHILOSOPHY         attract, reward and retain highly qualified
                    executives and to encourage the achievement of business objectives and superior corporate performance. The program seeks:

                    - To foster a performance-oriented environment,
                      where variable compensation is based upon corporate performance as measured by achievement of short-term and long-term objectives, taking into account economic conditions and competitive compensation levels.

                    - To enhance management's long-term focus on maximizing
                      stockholder value through a strong emphasis on stock-based compensation.

                    - To increase the variable portion of total compensation
                      (both cash and stock) as an individual's level of responsibility increases. This further strengthens the identity of interest between senior management and stockholders.

                    - To promote a cohesive, team-oriented ethic among members of senior management in order to maintain the competitive advantage of efficiently integrating diverse global business capabilities.

COMPONENTS OF       Total compensation for Morgan's senior management is
EXECUTIVE           composed of base salary, profit sharing, annual incentive
COMPENSATION        compensation (of which a substantial portion is awarded in
PROGRAM             the form of restricted stock) and stock option awards.

BASE SALARY         Base salaries for Morgan's senior management group are
                    determined by evaluating the responsibilities associated with the position held and an individual's overall level of experience. In keeping with Morgan's emphasis on variable rather than fixed compensation, base salaries represent a relatively low percentage of total compensation for these individuals. Although base salary levels are reviewed annually, members of the senior management group tend to receive increases only once every few years.

PROFIT SHARING      All members of the senior management group participate
                    in a firm-wide profit sharing program, under which individuals receive an annual award equal to a percentage of base salary. This percentage is determined annually by the Board of Directors, based on its assessment of Morgan's overall performance for the year, and applies only to the first $100,000 of base salary per individual.

INCENTIVE           In keeping with its philosophy of increasing the
COMPENSATION        portion of total compensation that depends upon individual and Morgan performance as an officer's level of responsibility increases, Morgan's executive compensation program is heavily weighted toward incentive compensation.

                    To establish and maintain a common focus and shared goals among Morgan's senior management group, an incentive compensation pool for this group is determined at year end by the Committee, based on its assessment of Morgan's performance as measured by various quantitative and qualitative factors. The Committee believes that, in accordance with its exercise of sound business judgment, this determination is inherently subjective and must include a review of all relevant information, with no predetermined weight given to any of the factors considered. The primary quantitative factors reviewed by the Committee include such performance measures as net income (after provision for dividends payable to stockholders) and return on average common stockholders' equity, both as absolute measures and relative to previous years. Significant qualitative factors evaluated by the Committee include Morgan's performance in relation to plan, industry performance, progress toward achievement of Morgan's short-term and long-term business goals, the quality of Morgan's earnings, and the overall business and economic environment. In making its determination, the Committee also reviews competitive compensation levels.

                    Each member of senior management is allocated a fixed share of the annual incentive compensation pool. These shares are determined by the Committee at the commencement of each calendar year, taking into account each participant's level of management responsibility and contribution. Actual incentive compensation awards generated by the pool may be adjusted up or down under special circumstances, to reflect individual or business unit performance. As discussed below, awards are paid partly as cash bonuses and partly as restricted stock.

RESTRICTED STOCK    The allocation of annual incentive compensation between cash and restricted stock, issued at full fair market value on the date of grant and subject to five year vesting, is determined by the Committee (or, in the case of the Inside
                    Directors, by the Outside Directors) and varies from year to year. Since the value of restricted stock awards will ultimately depend on the market value of Morgan Common
                    Stock, the Committee believes these awards will serve as a continual incentive to preserve and increase stockholder value.

                    For 1994, the Inside Directors received 55% of their total incentive compensation awards in the form of restricted stock. Other members of the senior management group received 45% of their total incentive compensation awards in the form of restricted stock. These percentages, although decreased somewhat from 1993, reflect the Committee's continued commitment to fostering significant senior management stock ownership.

STOCK OPTIONS       Morgan's executive compensation program also utilizes stock option awards, which are intended to provide additional incentive to increase stockholder value. All such awards are granted with an exercise price equal to 100% of the fair market value of Morgan stock on the date of grant and become exercisable ratably over two years. Because Morgan stock option awards provide value only in the event of share price appreciation, the Committee believes stock options represent an important component of a well-balanced compensation program. Because individual award levels are based upon a subjective evaluation of each individual's overall past and expected future contribution, no specific formula is used to determine option awards for any employee. The increase in the number of options awarded to continuing Inside Directors reflects the Committee's determination to enhance the firm's ability to retain and motivate senior management over the longer term.

STOCK-BASED         The Committee believes that stock ownership enhances
COMPENSATION        management's focus on maximizing long-term stockholder
AND STOCK           value. Senior executives are strongly encouraged to
OWNERSHIP           develop significant equity positions in Morgan. As
                    discussed above, Morgan's executive compensation program facilitates stock ownership through the payment of a portion of annual incentive compensation awards as restricted stock (in lieu of cash incentive compensation), through stock option awards, and by allowing voluntary stock deferrals under Morgan's incentive compensation and profit sharing plans.

CORPORATE           Given the difficult environment for the financial
PERFORMANCE         services industry during 1994, the Committee believes that
AND CEO             1994 performance compares favorably to that of other
COMPENSATION        institutions. The firm's 1994 results were down from the
                    record levels of 1993, however, and this decline was reflected in substantially lower incentive compensation awarded for 1994.

                    From a quantitative perspective, net income during 1994 was $1.215 billion, 29% lower than the $1.723 billion earned in 1993, before the cumulative effect of accounting changes. Morgan's return on average common stockholders' equity was 13% for 1994 as compared with 22% for 1993, before the cumulative effect of accounting changes and excluding the impact of SFAS No. 115.

                    From a qualitative perspective, the Committee believes that Morgan continues to meet the challenges of a rapidly evolving global business environment and continues to enhance its standing as a leading global financial intermediary. Morgan has made substantial progress toward achievement of its business goals, including particularly the continued diversification of its revenues base in an expanding range of activities, products and markets. Moreover, Morgan has met these objectives while preserving its strong capital base.

                    Mr. Weatherstone, who has served as Chairman and Chief Executive Officer since January 1990, retired from these positions as of December 31, 1994. During his tenure, Mr. Weatherstone made important contributions to Morgan's evolution from a premier commercial bank to a global provider of complex financial services, combining commercial and investment banking, and trading.

                    As Chairman and Chief Executive Officer, Mr. Weatherstone was allocated the largest share in the incentive compensation pool for senior officers. Mr. Weatherstone's total annual compensation for 1994 was $4,269,000 including the portion awarded as restricted stock with a grant date value of $1,959,100 (shown as long-term awards in the Summary Compensation Table). This represents a 35% decrease in his total annual compensation from 1993 levels, in the context of a 29% decrease in earnings.

                    In addition, the Outside Directors awarded Mr. Weatherstone options to purchase 150,000 shares of Morgan Common Stock. This award recognizes Mr. Weatherstone's leadership and contributions in positioning the firm for future success. Because Mr. Weatherstone is no longer an employee of Morgan (although he will continue serving as a Director), there will be no requirement for continued employment for the options to become exercisable. However, the same vesting restrictions that apply to employees will apply to Mr. Weatherstone's award.

TAX DEDUCTIBILITY   Section 162(m) of the Internal Revenue Code limits the tax
OF EXECUTIVE        deductibility of compensation in excess of $1 million paid
COMPENSATION        to certain members of senior management, unless the
                    payments are made under a performance-based plan as defined in Section 162(m). As indicated above, Morgan's executive compensation program is designed to encourage the achievement of business objectives and superior corporate performance. It is the Committee's view that Morgan's programs are performance-based. However, in order to satisfy the technical requirements of the statute and proposed regulations, the Committee has recommended and the Board has adopted the 1995 Executive Officer Performance Plan for affected members of senior management. The plan is being recommended for stockholder approval in this Proxy
                    Statement. While the Committee currently intends to pursue a strategy of maximizing deductibility of senior management compensation, as evidenced by its adoption of the 1995
                    Executive Officer Performance Plan, it also believes it is important to maintain the flexibility to take actions it considers to be in the best interests of Morgan and its stockholders, which may be based on considerations in addition to Section 162(m).

                    The Committee on Management Development and Executive Compensation

                    James R. Houghton, Chairman
                    William S. Lee
                    Lee R. Raymond

STOCK               The following graphs show changes over the past five-
PERFORMANCE         and ten-year periods in the value of $100 invested in: (1)
GRAPHS              Morgan's Common Stock; (2) the Standard & Poor's 500 Index;
                    (3) companies which comprised the Dow Jones Industrial
                    Average as of December 31, 1994 (of which Morgan is one) and (4) Standard & Poor's Financial Index.

                    J.P. MORGAN COMPARISONS OF FIVE YEAR TOTAL STOCKHOLDER
                    RETURN

      Measurement Period
    (Fiscal Year Covered)        J. P. Morgan       S&P 500      S&P Financial   DJ Industrial
           1989                     100.0           100.0           100.0           100.0
           1990                     106.0            96.9            78.6            99.4
           1991                     170.0           126.3           118.3           123.5
           1992                     169.0           135.9           145.9           132.6
           1993                     184.6           149.5           162.0           155.1
           1994                     156.4           151.5           156.4           163.0

                    J.P. MORGAN COMPARISONS OF TEN YEAR TOTAL STOCKHOLDER RETURN

      Measurement Period
    (Fiscal Year Covered)        J. P. Morgan       S&P 500      S&P Financial   DJ Industrial
            1984                   100.0           100.0           100.0           100.0
            1985                   170.8           131.6           142.5           133.5
            1986                   226.6           156.2           153.9           169.7
            1987                   205.7           164.2           128.1           179.0
            1988                   206.5           191.3           151.4           207.9
            1989                   271.3           251.8           200.7           274.9
            1990                   287.7           243.9           157.7           273.3
            1991                   461.2           317.9           237.5           339.4
            1992                   458.5           342.1           292.8           364.6
            1993                   501.0           376.4           325.1           426.3
            1994                   424.4           381.6           313.9           447.9

                    The year-end values of each investment shown in the preceding graphs are based on share price appreciation plus dividends, with the dividends reinvested as of the last business day of the month during which such dividends were ex-dividend. The calculations exclude trading commissions and taxes. Total stockholder returns from each investment, whether measured in dollars or percentages, can be calculated from the year-end investment values shown beneath each graph.

SUMMARY             The following table sets forth, for the years ending
COMPENSATION        December 31, 1994, 1993, and 1992, the annual and long term
TABLE               compensation paid or accrued for those years by Morgan, to the Chief Executive Officer and the four most highly compensated executive officers of Morgan.

                    -------------------------------------------------------------------------------------------------
                                                ANNUAL COMPENSATION              LONG TERM COMPENSATION
                                    -------------------------------------------- ------------------------
                                                                                          AWARDS
                                                                                 ------------------------
                                                                                              SECURITIES
                                                                                 RESTRICTED   UNDERLYING
                       NAME AND                                    OTHER ANNUAL     STOCK        STOCK      ALL OTHER
                       PRINCIPAL            SALARY                 COMPENSATION     AWARD       OPTIONS   COMPENSATION
                       POSITION     YEAR      ($)      BONUS(1)       ($)(2)      ($)(3)(4)   (# SHARES)     ($)(5)
                    --------------------------------------------------------------------------------------------------
                    Dennis
                     Weatherstone   1994  $700,000     $1,609,900   $     0       $1,959,100   150,000     $ 7,000
                     Chairman       1993   700,000      2,364,400    35,113        3,531,600    70,000      10,000
                                    1992   691,667      1,741,500         0        2,117,500    70,000       9,000
                    Douglas A.
                     Warner III     1994   500,000      1,449,600         0        1,763,200    90,000      22,056
                     President      1993   500,000      2,130,400         0        3,180,600    60,000      23,094
                                    1992   491,667      1,568,300         0        1,905,700    60,000      20,390
                    Roberto G.
                     Mendoza        1994   425,000      1,353,400         0        1,645,700    75,000      15,703
                     Vice Chairman  1993   425,000      1,986,400         0        2,964,600    55,000      17,704
                                    1992   420,833      1,464,300         0        1,778,700    55,000      15,821
                    Kurt F.
                     Viermetz       1994   425,000      1,353,400         0        1,645,700    75,000       7,000
                     Vice Chairman  1993   425,000      1,986,400         0        2,964,600    55,000      10,000
                                    1992   420,833      1,464,300         0        1,778,700    55,000       9,000
                    Rodney B.
                     Wagner         1994   375,000      1,129,000         0        1,371,400    60,000       7,000
                     Vice Chairman  1993   356,346      1,421,200    20,422        2,116,800    35,000      10,000
                                    1992   250,000        898,400         0          727,600    22,000       9,000
                    --------------------------------------------------------------------------------------------------

                    (1) Includes the cash portion of awards under the Bank's profit sharing program.

                    (2) In the cases of Messrs. Weatherstone and Wagner who both deferred portions of their 1993 annual bonuses into Morgan Common Stock equivalents, amounts representing the difference between the fair market value of Morgan Common Stock and the conversion price for such deferrals on the date such deferrals were credited to their accounts. Note that annual bonus deferral elections are made substantially prior to the time when the conversion price is determinable. Furthermore, the conversion price for stock-based deferrals is determined based upon a predetermined formula and could be either higher or lower than the fair market value of Morgan Common Stock on the actual date such deferrals are credited.

                    (3) The amounts reported in this column represent the fair market value of restricted stock units awarded at 100% of the fair market value of Morgan Common Stock on the grant date (1994 -- $60.50; 1993 -- $71.00 and 1992 -- $60.75)
                    without diminution in value attributable to the restrictions on such stock. Annual dividend equivalents are converted into additional share credits in accordance with the provisions of the plan(s) under which they were granted. Restricted Stock awards generally become vested five years after the date of grant thereof or, in the case of retirement or death, become vested at the rate of 20% per year. The Committee on Management Development and Executive Compensation may accelerate vesting of Restricted Stock in its sole discretion.

                    (4) The named officers had non-vested Restricted Stock award balances outstanding as of January 16, 1995 of 166,666 shares ($9,495,801), 148,827 shares ($8,480,420), 139,022 shares ($7,921,619), 139,022 shares ($7,921,619) and 81,105 shares ($4,651,191) for Messrs. Weatherstone, Warner, Mendoza, Viermetz and Wagner, respectively. Dollar values are based on (i) the closing price of Morgan Common Stock on December 30, 1994, ($56.125) for shares which were outstanding on such date and (ii) the average of the high and low prices of Morgan Common Stock on January 16, 1995 ($60.50) for shares awarded as of such date.

                    (5) Includes (i) contributions to the Bank's deferred profit sharing plan of $7,000, $10,000, and $9,000 for Messrs. Weatherstone, Warner, Mendoza, Viermetz and Wagner for 1994, 1993 and 1992, respectively, and (ii) interest exceeding 120% of the applicable federal rate deemed to have accrued on deferrals under Morgans' incentive compensation plans (based on termination and distribution at the earliest date permissible under the plans although no such interest will be accrued assuming employment until normal retirement age) of $15,056, $13,094, and $11,390 for Mr. Warner, and $8,703,
                    $7,704, and $6,821 for Mr. Mendoza, for 1994, 1993, and
                    1992, respectively.

STOCK OPTIONS       The following tables show, as to the Chief Executive Officer and the four most highly compensated executive officers of Morgan, information relating to stock options awarded by Morgan. The first table shows, along with certain additional information, hypothetical realizable values of stock options granted for the last fiscal year, at assumed rates of cumulative stock price appreciation over the ten year life of such options. These assumed rates of appreciation are set by the proxy rules of the Securities and Exchange Commission
                    (the "SEC") and are not intended to forecast appreciation of the price of Morgan Common Stock. These hypothetical values have not been discounted to reflect their present value. The second table shows certain information relating to stock options exercised during the previous fiscal year and stock options outstanding as of December 31,1994 or awarded as of January 16, 1995 in respect of the 1994 fiscal year. Morgan does not grant any Stock Appreciation Rights.
                    OPTION GRANTS IN LAST FISCAL YEAR

                    ------------------------------------------------------------------------------------------------
                                                                                               POTENTIAL REALIZABLE
                                                                                                     VALUE AT
                                                                                              ASSUMED ANNUAL RATES OF
                                                                                             STOCK PRICE APPRECIATION
                                                                                                        FOR
                                             INDIVIDUAL GRANTS(1)                                   OPTION TERM
                    ------------------------------------------------------------------       ------------------------
                                                                                             5% ($)
                                                        % OF TOTAL                           (ASSUMING     10% ($)
                                             NUMBER     OPTIONS                              1/14/05       (ASSUMING
                                             OF SHARES  GRANTED TO                           SHARE         1/14/05
                                             UNDERLYING EMPLOYEES  EXERCISE OR               PRICE         SHARE PRICE
                                             OPTIONS    IN FISCAL  BASE PRICE  EXPIRATION    OF            OF
                              NAME           GRANTED(2) YEAR         ($/SH)       DATE       $98.548)      $156.921)
                    -------------------------------------------------------------------------------------------------
                    Dennis Weatherstone..... 150,000    2.50%      $60.50      1/14/05       $5,707,200    $14,463,150
                    Douglas A. Warner III...  90,000    1.50       60.50       1/14/05        3,424,320      8,677,890
                    Roberto G. Mendoza......  75,000    1.25       60.50       1/14/05        2,853,600      7,231,575
                    Kurt F. Viermetz........  75,000    1.25       60.50       1/14/05        2,853,600      7,231,575
                    Rodney B. Wagner........  60,000    1.00       60.50       1/14/05        2,282,880      5,785,260
                    -------------------------------------------------------------------------------------------------

                    (1) Information provided in this table relates to options granted to the named individuals on January 16, 1995 in respect of services performed during calendar year 1994, except for Mr. Weatherstone, for whom such options were granted in respect of career-long services.

                    (2) Options become exercisable as to 50% of the shares subject thereto on the first and second anniversaries of the grant date.

                    AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR-END OPTION VALUES


                                       AGGREGATE OPTION EXERCISES  UNEXERCISED OPTIONS AT FY-END(1)
                                       --------------------------  ---------------------------------------------------------------
                                       SHARES                                                      VALUE OF SECURITIES
                                       ACQUIRED                                                    UNDERLYING
                                       ON EXERCISE   VALUE         NUMBER (#)                      IN-THE-MONEY OPTIONS ($)
                                      (#)           REALIZED ($)   ---------------------------------------------------------------
                    NAME                                          EXERCISABLE  UNEXERCISABLE(1)   EXERCISABLE    UNEXERCISABLE(1)
                    --------------------------------------------------------------------------------------------------------------
                    Dennis
                     Weatherstone...      0        $     0           374,285        255,000           $4,427,263         $0
                    Douglas A.
                     Warner III.....   2,346         53,811          256,667        180,000            2,654,804          0
                    Roberto G.
                     Mendoza........      0              0           206,878        157,500            1,556,687          0
                    Kurt F.
                     Viermetz.......      0              0           218,046        157,500            1,928,812          0
                    Rodney B.
                     Wagner.........      0              0           133,106        106,000            1,697,252          0
                    --------------------------------------------------------------------------------------------------------------

                    (1) Includes options granted on January 16, 1995 in respect of 1994 fiscal year, valued at grant date since not outstanding at 1994 fiscal year end.

RETIREMENT          Pursuant to the Bank's Retirement Plan for United
BENEFITS            States employees and, in certain cases, the Bank's Benefit
                    Equalization Plan, annual benefits are payable upon retirement to employees of Morgan and the Bank and participating subsidiaries. The amounts shown in the following table are those currently payable under the Retirement Plan (and, where applicable, the Bank's Benefit
                    Equalization Plan) upon retirement in January 1995 at age
                    65 of a participating employee who has elected to receive his or her pension under a straight-life annuity option.

                    ---------------------------------------------------------------------------------------------------
                    HIGHEST AVERAGE ANNUAL SALARY OVER              ESTIMATED ANNUAL RETIREMENT BENEFITS(1) FOR
                    THREE CONSECUTIVE YEARS OF SERVICE              REPRESENTATIVE YEARS OF CREDITED SERVICE
                    ---------------------------------------------------------------------------------------------------
                                                                    15 YEARS      20 YEARS      25 YEARS      30 YEARS
                    ---------------------------------------------------------------------------------------------------
                    $ 50,000......................................  $  13,035     $  17,380     $  21,725     $  26,070
                     100,000......................................     27,285        36,380        45,475        54,570
                     150,000......................................     41,535        55,380        69,225        83,070
                     200,000......................................     53,932        72,545        91,158       109,771
                     300,000......................................     78,632       106,745       134,858       162,971
                     500,000......................................    128,032       175,145       222,258       269,371
                    ---------------------------------------------------------------------------------------------------

                    (1) The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), limits the amount of annual benefits which may be payable under a Federal income tax qualified plan, such as the Bank's Retirement Plan. As permitted by ERISA, the Bank's Benefit Equalization Plan provides for the payment (out of the general funds of the Bank) of supplemental pension benefits to participants in the Bank's Retirement Plan to the extent such participants' benefits under the Retirement Plan are reduced by reason of the ERISA limitations. The extent of any reduction will vary in individual cases according to circumstances existing at the time retirement benefit payments commence.

                    The Bank's Retirement Plan for United States employees provides retirement benefits for eligible employees (regular employees with six months continuous service who have attained age 21). Annual benefits payable upon retirement are computed under a formula which is based on the employee's average annual salary for the three highest-paid consecutive years within the final ten years prior to termination of employment. Effective February 1, 1993 there is a $150,000 limit on all future annual salary amounts used in determining retirement benefits under the Retirement Plan, the Benefit Equalization Plan and the International Pension Plan described below. The current annual remuneration covered by the Retirement Plan, taking into account the amendments described above, is $150,000 for all of the individuals named in the Summary Compensation Table on page 14 and the credited years of service for such individuals are as follows: Mr. Weatherstone, 26 years; Mr. Warner, 26 years; Mr. Mendoza, 26 years; Mr. Viermetz, 10 years and Mr. Wagner, 35 years. Including benefits accrued prior to the February 1, 1993 effective date of the amendments, the estimated annual benefits for the individuals named in the Summary Compensation Table, assuming retirement at age 65, are as follows: Mr. Weatherstone $294,778; Mr. Warner $217,686; Mr. Mendoza $199,549; Mr. Viermetz $89,205 and Mr. Wagner $143,848. Mr.
                    Weatherstone also has 22 years credited service under the Bank's Pension Plan for Employees Paid in British Sterling and under that plan is entitled to receive a retirement benefit in the annual amount of L23,017 upon retirement at or after age 60. In addition, Mr. Viermetz has 20 years credited service under the Bank's Pension Plan for Employees in Germany and under that plan is entitled to receive a retirement benefit in the annual amount of DM 87,230 upon retirement at or after age 65.

                    Morgan's International Pension Plan, of which Mr. Weatherstone and Mr. Viermetz are members by virtue of prior overseas service, provides additional retirement benefits to certain employees assigned outside their home countries, based on the employee's average annual salary for the three highest-paid consecutive years within the final ten years of credited service preceding retirement. The International Pension Plan benefit is paid in a lump sum and is determined by multiplying such average salary by the employee's years of credited service and a lump sum accrual rate factor based on the employee's age and deducting an amount equal to the total of all other retirement benefits payable under other Morgan plans and government sponsored pension benefits worldwide. As of December 31, 1994, Mr. Weatherstone and Mr. Viermetz would have been entitled to receive lump sum retirement benefits of approximately $1.8 million and $2.0 million, respectively, under the International Pension Plan.

                    ------------------------------------------------------------

TRANSACTIONS        Some of Morgan's Directors and executive officers and their
WITH DIRECTORS      associates, including affiliates, and organizations of
AND OFFICERS        which some of Morgan's Directors are officers or
                    trustees, have had transactions in the ordinary course of business with Morgan and subsidiaries of Morgan, including the Bank. Such transactions have included borrowings (all of which were on substantially the same terms, including interest rates, and collateral, if any, as those prevailing at the time for comparable transactions with other persons and did not involve more than normal risk of collectibility or present other unfavorable factors), deposits, purchases of commercial paper issued by Morgan or one of its subsidiaries, purchases of government, municipal and certain other securities, and investment banking, financial advisory, and other financial services and market transactions.

                    In the ordinary course of business Morgan and its subsidiaries, including the Bank, use the products or services of a number of organizations with which Directors of Morgan are affiliated as officers, including Corning Incorporated and Exxon Corporation. It is expected that Morgan and the Bank will in the future have transactions with organizations with which Directors of Morgan are affiliated as officers or directors.

                 2  APPROVAL OF INDEPENDENT ACCOUNTANTS

                    For the year 1995 the Board of Directors of Morgan has designated the firm of Price Waterhouse LLP to examine the financial statements of Morgan and its consolidated subsidiaries, including the Bank, and to assist the Examining Committee of the Bank in making its Directors' examination in accordance with applicable laws and regulations. This designation is in accordance with the recommendation of the Audit Committee of Morgan. The Board of Directors is submitting the designation to the stockholders for approval. Price Waterhouse LLP served as Morgan's principal independent accounting firm for the year 1994. Total audit fees to independent accounting firms in 1994 amounted to approximately $14.7 million.

                    Representatives of Price Waterhouse LLP are expected to be present at the annual meeting with the opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions.

                    The affirmative vote of a majority of the shares of Common Stock of Morgan represented and voting at the annual meeting is required for approval of the foregoing proposal.

                    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOREGOING PROPOSAL.

                 3  1995 STOCK INCENTIVE PLAN

                    The Board of Directors of Morgan has adopted the 1995 Stock Incentive Plan of J.P. Morgan & Co. Incorporated and Affiliated Companies (the "1995 Plan"), subject to stockholder approval at the annual meeting. The Board believes that the adoption of the 1995 Plan will provide an effective means of attracting and retaining qualified key personnel in the highly competitive market for executive talent and enhancing their long-term focus on maximizing stockholder value. In the judgment of the Board, approval of the 1995 Plan will be in the best interests of Morgan and its stockholders.

                    The 1995 Plan is similar to the 1992 Stock Incentive Plan which was approved by the stockholders at the 1992 annual meeting and which expires pursuant to its terms in May 1995 with respect to the grant of further awards. Although awards may be granted during the full ten year term of the 1995 Plan, it is currently anticipated that the authorized shares will be awarded with respect to the 1995-1999 award years.

                    Morgan currently intends to continue its practice of minimizing the dilutive effect of its stock incentive and bonus plans through the acquisition of shares in the open market for use under such plans (including the 1995 Plan). In recent years these share repurchases have been significantly increased to reflect the payment of increasingly substantial portions of annual bonuses in stock awards in lieu of cash under these plans. For 1994, Morgan purchased 7,000,000 shares of Common Stock, and Morgan has publicly disclosed its intention to purchase up to an additional 7,000,000 shares of Common Stock.

                    The 1995 Plan does not permit the repricing of options or the grant of discounted options. Provisions have also been included to meet the requirements for deductibility by Morgan under Section 162(m) of the Internal Revenue Code with respect to options and other awards.

                    There follows a brief description of the principal features of the 1995 Plan. The full text of the 1995 Plan is attached as Exhibit A and the following description is qualified in its entirety by reference to such Exhibit.

                    Limit on Awards under the 1995 Plan. The maximum number of shares in respect of which options, stock appreciation rights and awards may be granted is 28,000,000, of which 7,000,000 may be utilized for restricted stock and stock unit awards. During the ten year term of the Plan, no person may be granted options or stock appreciation rights on more than 2,800,000 shares. The shares to be delivered under the Plan will be made available from the authorized but unissued shares of Morgan or from shares reacquired by Morgan. Shares subject to lapsed or cancelled awards or options, and shares tendered in a stock-for-stock exercise of options will be available for further awards and options.

                    Administration. The selection of participants in the 1995 Plan and the extent of the participation of each will be determined by a committee consisting of not less than three Directors whose members will be designated by the Board of Directors and who will be disinterested within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "1934 Act"), except that in respect of options and awards granted to participants who are also Directors, the Committee consists of all non-employee Directors (the "Committee"). The Committee's determination will be made after such consultation with management as the Committee considers desirable. The Committee will administer the 1995 Plan, subject to such resolutions as may from time to time be adopted by the Board of Directors.

                    Eligibility. The employees eligible to receive options and awards under the 1995 Plan will consist of key employees of Morgan and its participating affiliated companies. The employees to receive options and awards under the 1995 Plan and the number of shares that may be granted to any person (subject to the overall limitations noted earlier) have not been determined. It is expected that each such determination will be based on each individual's current and potential contribution to the success of Morgan and its affiliated companies. At the discretion of the Committee, any participant may receive any combination of options, Stock Appreciation Rights ("SARs") and awards. Directors who are not employees of Morgan or its affiliated companies will not be eligible to participate. The present Directors and nominees for election as Directors who will be eligible to receive options and awards are Messrs. Warner, Mendoza, Viermetz and Wagner.

                    Stock Options. Options granted under the 1995 Plan may be either nonqualified stock options or incentive stock options qualifying under Section 422 of the Internal Revenue Code.

                    Each option granted under the 1995 Plan will expire not more than ten years from the date the option is granted and may be exercised not earlier than one year from the date of grant, and (except in the event of death or retirement) while employed with Morgan or its affiliated companies. Unless the Committee provides otherwise, and subject to the one year minimum described above, each option will vest ratably over the first three anniversaries of the grant date. In the event of the retirement of an optionee, options generally will remain exercisable for three years, or for their full remaining term if the optionee has attained age 55 upon retirement. In the event of the death of an optionee after retirement, options will remain exercisable for the remainder of the three years or full term, as the case may be. In the event of the death of an optionee while employed, options generally will remain exercisable for three years. Upon termination of employment for any reason other than death or retirement, any unexercised options generally will be cancelled. In no event, however, will such options be exercisable prior to the date or dates on which they would have been exercisable if the optionee remained employed with Morgan or its Affiliated Companies or after the expiration of the original option term. In the discretion of the Committee, any outstanding options may be cancelled at any time with or without cause.

                    The Committee also has the authority to require that in the case of certain voluntary terminations of employment, any profit realized by the terminated optionee by reason of option or SAR exercises during the six month period preceding such termination of employment be repaid to Morgan.

                    Generally, an option granted under the 1995 Plan may not be transferred except by will or the laws of descent and distribution and, during the lifetime of the optionee to whom granted, may be exercised only by such optionee. However, the Committee has the authority to permit options to be transferred to members of the optionee's immediate family and certain family trusts or partnerships.

                    The price at which shares may be purchased upon exercise of any option will not be less than 100% of the fair market value of such shares on the date such option is granted. The 1995 Plan does not provide for option repricing except in the event of an unusual corporate event as described below under "Certain Adjustments." Upon exercise, the shares are to be paid for in full in cash or, unless prohibited by the Committee, through the delivery of shares of Common Stock of Morgan with a value equal to the total option price (for instance, the Committee prohibits "pyramiding" of stock-for-stock exercises), or a combination of cash and shares, or through such other methods permitted by the Committee.

                    Stock Appreciation Rights. Stock appreciation rights may be granted unrelated to an option ("Stand Alone SARs") or in tandem with options granted under the 1995 Plan ("Related SARS"). A SAR will be exercisable at such time as the Committee determines, but in no event earlier than one year prior to the date of grant. A Related SAR will be exercisable only upon surrender of the related option and only to the extent that the related option (or the portion thereof as to which such SAR is exercised) is exercisable. Upon exercise of a SAR, the holder is entitled to receive the excess of the fair market value of the shares for which the right is exercised over, in the case of a Related SAR, the option price under the related option or, in the case of a Stand Alone SAR, the fair market value of Morgan Common Stock on the date of grant. For administrative convenience, the 1995 Plan allows the Committee to provide that any exercise of a SAR for cash by a person subject to the rules of Section 16 of the 1934 Act and during the third through the twelfth day after the release of Morgan's quarterly financial results will be deemed to occur on the day during such ten-day period on which the price of the Common Stock of Morgan was the highest.

                    The Committee has the authority to determine whether the value of a SAR is paid in cash or shares of Common Stock of Morgan or both. The Committee may at any time amend (within the parameters of the 1995 Plan), suspend or terminate any SAR.

                    Restricted Stock Awards. Restricted stock awards will be made in the form of share credits, each of which is equivalent to one share of Common Stock of Morgan. From time to time in its discretion, the Committee shall select participants, determine when each award will be granted, and determine the number of share credits subject to each award. Awards generally will be 100% vested on the fifth anniversary of the day the award was granted, with any termination of employment prior to that date, for reasons other than death or retirement, resulting in the forfeiture of the award. Upon a termination of employment on account of retirement or death prior to the fifth anniversary of the award, the award generally will be 20% vested for each twelve months elapsed from the date of the award to the date of such termination. The Committee also has the authority to provide a vesting period or periods of longer or shorter than five years (but not less than one year), to provide performance-based vesting periods, and to fix alternative vesting percentages upon death or retirement. The Committee may, in its sole discretion, cancel any award in whole or in part to the extent that it has not become vested or, in appropriate circumstances, accelerate the vesting of any award within the parameters of the 1995 Plan.

                    Restricted Stock Awards may be made under the 1995 Plan in satisfaction of awards granted under the 1995 Executive Officer Performance Plan. See pages 23 through 25 and Exhibit B for more information on that plan.

                    Awards shall be paid to the participant (or, in the case of a participant's death, the participant's beneficiary) as soon as practicable after such award has become vested. At the time vested share credits are paid, the recipient shall also be entitled to receive the dividend equivalent amount for such share credits. The dividend equivalent amount is the number of shares of Common Stock that could have been purchased with the dividends paid on the number of shares of Common Stock represented by such share credits and all additional share credits attributable to previously-credited dividend equivalents. The Committee may provide for earlier payment of dividend equivalent amounts.

                    At the discretion of the Committee and subject to such rules as the Committee may prescribe, a participant may elect to have payment of awards deferred until such date or dates as the participant elects. The Committee may also require that payment of awards be deferred until such date or dates as it shall determine.

                    Stock Unit Awards. In order to enable Morgan and the Committee to respond quickly to significant developments in applicable tax and other legislation, regulations and interpretations, and to trends in executive compensation practices, the 1995 Plan authorizes the Committee to grant to eligible employees, awards of Common Stock and other awards that are valued in whole or in part by reference to, or are otherwise based on, the value of the Common Stock of Morgan ("Stock Unit Awards").

                    The Committee shall determine the eligible employees to whom Stock Unit Awards are to be made, the time(s) at which such awards are to be made, the size of such awards and all other conditions of such awards, including any restrictions, deferral periods or performance requirements. In no event will any Stock Unit Award vest prior to one year following the date of grant of the award. The provisions of Stock Unit Awards need not be the same with respect to each recipient, and shall be subject to such rules and regulations as the Committee shall determine. Stock Unit Awards may provide that (i) the employee shall not be permitted to sell, transfer, pledge or assign any shares involved prior to the date on which the shares are issued or, if later, the date on which any applicable restriction, performance or deferral period lapses, (ii) the employee shall have the right to receive currently or on a deferred basis, as determined by the Committee, interest or dividends, or interest or dividend equivalents, and (iii) the awards shall be subject to such forfeiture provisions as the Committee shall determine.

                    Certain Adjustments. In the event that the Committee shall determine that any stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock at a price substantially below fair market value, or other similar corporate event affects the Common Stock such that an adjustment is required in order to preserve the benefits or potential benefits intended to be made available under the 1995 Plan, then the Committee shall, in its sole discretion, and in such manner as the Committee may deem equitable, adjust any or all of (1) the number and kind of shares which thereafter may be awarded or optioned and sold or made the subject of stock appreciation rights under the Plan, (2) the number and kind of shares subject to outstanding options and awards, and stock appreciation rights, and (3) the option price or SAR exercise price, if deemed appropriate, and make provision for a cash payment to a participant. The number of shares subject to any option or award shall always be a whole number.

                    In the event of a change in control, unless the Committee determines otherwise, all options and stock appreciation rights become immediately exercisable in full, and all awards become immediately payable in full.

                    Amendments, Suspension or Discontinuance of the 1995
                    Plan. The Board of Directors may amend, suspend or discontinue the 1995 Plan but may not, without the prior approval of the stockholders of Morgan, make any amendment for which stockholder approval is necessary to comply with any applicable tax or regulatory requirement.

                    Termination of the 1995 Plan. No option or award may be granted under the 1995 Plan after the expiration of ten years from the date on which the 1995 Plan is approved by vote of the stockholders of Morgan.

                    Plan Benefits. Future benefits under the 1995 Plan are not currently determinable. However, benefits granted with respect to 1994 to Executive Officers and all other employees would not have been increased had they been made under the proposed 1995 Plan.

                    The schedule below shows what awards would have been made in 1994 if the 1995 Plan were in effect at that time. These are identical to the awards actually made with respect to 1994. No Stock Appreciation Rights or Stock Unit Awards would have been awarded.

                                           STOCK OPTIONS

                                                                       DOLLAR VALUE
                                                                     (GRANTED AT FAIR       OPTIONS
                                                                      MARKET VALUE)          SHARES
                                                                     ----------------   ----------------
                      Weatherstone.................................    $          0           150,000
                      Warner.......................................               0            90,000
                      Mendoza......................................               0            75,000
                      Viermetz.....................................               0            75,000
                      Wagner.......................................               0            60,000
                      All Executive Officers.......................               0           522,000
                      All Outside Directors........................               0                 0
                      All Employees................................               0         5,991,952

                                          RESTRICTED STOCK

                                                                       DOLLAR VALUE
                                                                      (IF GRANTED AT       SHARES OF
                                                                        $60.50 PER         RESTRICTED
                                                                          SHARE)             STOCK*
                                                                     ----------------   ----------------
                      Weatherstone.................................    $  1,959,100            32,382
                      Warner.......................................       1,763,200            29,144
                      Mendoza......................................       1,645,700            27,202
                      Viermetz.....................................       1,645,700            27,202
                      Wagner.......................................       1,371,400            22,668
                      All Executive Officers.......................       9,939,600           164,291
                      All Outside Directors........................               0                 0
                      All Employees................................      27,679,300           457,509

                    *Rounded to nearest whole share.

                    Federal Income Tax Consequences of the 1995 Plan. In the opinion of counsel to Morgan, the Federal income tax consequences of the 1995 Plan are as follows:

                        (1) With respect to nonqualified stock options granted under the 1995 Plan: When an optionee exercises an option, the difference between the option price and any higher fair market value of the shares on the date of exercise will be ordinary income to the optionee and will be allowed as a deduction for Federal income tax purposes to Morgan or its subsidiaries.

                        (2) With respect to incentive stock options under the 1995 Plan: When an optionee exercises an incentive stock option while employed by Morgan or a subsidiary or within the three month (one year for disability) period after termination of employment by reason of retirement, no ordinary income will be recognized by the optionee at the time but the excess of the fair market value of the shares acquired by such exercise over the option price will be an adjustment to taxable income for purposes of the Federal alternative minimum tax applicable to individuals. If the shares acquired upon exercise are disposed of more than one year after the date of transfer and two years after the date of grant, the excess of the sale proceeds over the aggregate option price of such shares will be long term capital gain but Morgan will not be entitled to any tax deductions with respect to such gain. If the shares are disposed of prior to such date (a "disqualifying disposition"), the excess of the fair market value of such shares at the time of exercise over the aggregate option price (but not more than the gain on the disposition if the disposition is a transaction on which a loss, if realized, would be recognized) will be ordinary income at the time of such disqualifying disposition (and Morgan or its subsidiary will be entitled to a Federal tax deduction in a like amount). If an incentive stock option is exercised by the optionee more than three months (one year for disability) after termination of employment the tax consequences are the same as described above in (1) for nonqualified stock options.

                        (3) With respect to stock appreciation rights and awards under the 1995 Plan: When an optionee exercises stock appreciation rights granted to him under the 1995 Plan or receives payment with respect to an award awarded to him under the 1995 Plan, the amount of cash and the fair market value of the shares received will be ordinary income to the optionee and will be allowed as a deduction for Federal income tax purposes to Morgan or its subsidiaries.

                    Certain additional special rules may apply if the exercise price for an option is paid for in shares previously owned by the optionee rather than in cash or if the optionee is subject to Section 16 of the 1934 Act.

                    The closing price of Morgan's Common Stock on the New York Stock Exchange on March 15, 1995 was $60.25 per share.

                    The affirmative vote of the holders of a majority of the shares of Common Stock of Morgan represented and voting at the annual meeting is required for approval of the 1995 Plan.

                    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE 1995 PLAN, AS DESCRIBED ABOVE.


                 4  1995 EXECUTIVE OFFICER PERFORMANCE PLAN

                    Morgan maintains an Incentive Compensation Plan under which officers of Morgan, the Bank and other Participating Companies are eligible to receive annual awards. Recently, Federal tax rules have been amended by adding Section 162(m) to the Internal Revenue Code which limits the deductibility by publicly-held companies of compensation amounts paid to certain senior officers which exceed $1,000,000, unless certain requirements are satisfied. These requirements include stockholder approval of an arrangement which meets the requirements of the rules as they apply to "performance based compensation." As noted in the "Compensation Committee Report on Executive Compensation" on page 9 of this Proxy Statement, the Committee believes that Morgan's executive compensation program is designed to encourage the achievement of business objectives and superior corporate performance and it is the Committee's view that Morgan's programs are performance-based. In order to satisfy the requirements of the rules, however, the Committee has recommended and the Board has adopted the 1995 Executive Officer Performance Plan of J.P. Morgan & Co. Incorporated and Affiliated Companies (the "1995 Performance Plan") subject to approval by the stockholders. The following is a brief description of the principal features of the 1995 Performance Plan. The full text of the 1995 Performance Plan is attached as Exhibit B and the following description is qualified in its entirety by reference to such Exhibit.

                    Eligibility. The 1995 Performance Plan will only apply to awards made to "covered employees" as defined in Section 162(m). Currently, covered employees include the Chairman and the four most highly compensated executives other than the Chairman included from time to time in the Summary Compensation Table in the annual Proxy Statement. Covered employees will remain eligible to receive other compensation, including stock options and restricted stock awards under the 1995 Stock Incentive Plan.

                    Administration. The 1995 Performance Plan will be administered by a committee of not less than three "Outside Directors" (the "Committee") designated by the Board of Directors. The Committee determines which eligible employees will receive awards; sets further performance targets; and determines the degree of attainment of such performance targets, the amount to be paid to a participant, and the timing and form of such payment.

                    Awards. Subject to the Committee's discretion to reduce such awards, each covered Employee shall be entitled to an annual amount equal to .75% of Morgan's consolidated income before income taxes, discontinued operations, awards under this Plan, expenses classified as "Provisions for Restructuring" (net of "Related Applicable Income Tax Benefits"), extraordinary items and cumulative effects of accounting method changes all as determined in accordance with generally accepted accounting principles and as appearing in Morgan's Consolidated Statement of Income contained in Morgan's Consolidated Financial Statements for the year as audited by Morgan's independent accountants. Amounts (or portions thereof) may be made subject to further vesting requirements, including achievement of further performance goals, as the Committee may determine.

                    Payment of Awards. Payments of awards under the 1995 Performance Plan determined by the Committee to be earned will be made as soon as practicable after the close of the relevant performance period. The Committee has no discretion under the 1995 Performance Plan to pay more than the earned award; however, the Committee has the discretion to pay less than the full award and to provide for deferral of all or part of such payment until after the participant terminates employment or such other time or times selected by the Committee. In addition, the Committee may specify either before or after the end of the performance period that all or a part of each award be represented by the grant of Morgan share credits payable in shares of Morgan common stock. To the extent any award is represented by the grant of Morgan share credits, that grant will be made under the 1995 Stock Incentive Plan (or successor plans) and credited against the shares of Morgan common stock available under such plan. Awards under the 1995 Performance Plan will not be paid unless and until the stockholders approve the plan. Participation in the 1995 Performance Plan does not preclude participation in other Morgan compensation and incentive plans.

                    Unless the Committee determines otherwise, in the event of a change in control (as such term is defined in the 1995 Stock Incentive Plan of J.P. Morgan & Co. Incorporated and Affiliated Companies as set forth in this Proxy Statement) the payment of deferred awards shall be made as soon as practicable.

                    Miscellaneous. The 1995 Performance Plan may be amended by the Board of Directors and, in certain circumstances by the Committee, except that any such amendment must be approved by stockholders if such approval is necessary in order to maintain compliance with the applicable rules of Section 162(m).

                    It is not possible to determine the amount of the awards for 1995 at this time. However, listed below are the amounts awarded to each of the covered employees for 1994 under Morgan's current incentive compensation program and which would have been awarded under the 1995 Performance Plan after exercise of the Committee's discretion to reduce awards, (Mr. Weatherstone has retired as Chairman and will not be eligible to receive awards under the 1995 Performance Plan.) Mr. Weatherstone $3,562,000, Mr. Warner $3,205,800, Mr. Mendoza $2,992,100, Mr. Viermetz $2,992,100, and Mr.
                    Wagner $2,493,400.

                    The affirmative vote of the holders of a majority of the shares of Common Stock of Morgan represented and voting at the annual meeting is required for approval of the 1995 Performance Plan.

                    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE 1995 PERFORMANCE PLAN, AS DESCRIBED ABOVE.

                  5 STOCKHOLDER PROPOSAL RELATING TO CUMULATIVE VOTING

                    Mr. John J. Gilbert, 29 East 64th Street, New York, New York 10021-7043, who owns 320 shares of Common Stock of Morgan, has indicated that he will introduce the following resolution at the meeting:

                        "RESOLVED: That the stockholders of J.P. Morgan and Co., Inc., assembled in annual meeting in person and by proxy, hereby request the Board of Directors to take the steps necessary to provide for cumulative voting in the election of directors, which means each stockholder shall be entitled to as many votes as shall equal the number of shares he or she owns multiplied by the number of directors to be elected, and he or she may cast all of such votes for a single candidate, or any two or more of them as he or she may see fit."

                    In support of the foregoing resolution, the proponent states:

                        "Continued very strong support along the lines we suggest were shown at the last annual meeting when 24.1%, an increase over the previous year, 2,201 owners of 32,951,386 shares, were cast in favor of this proposal. The vote against included 3,867 unmarked proxies.

                        "A law enacted in California provides that all state pension holdings and state college funds, invested in shares must be voted in favor of cumulative voting proposals, showing increasing recognition of the importance of this democratic means of electing directors.

                        "The National Bank Act provides for cumulative voting. Unfortunately, in many cases companies get around it by forming holding companies without cumulative voting. Banking authorities have the right to question the capability of directors to be on banking boards. Unfortunately, in many cases authorities come in after and say the director or directors were not qualified. We were delighted to see that the SEC has finally taken action to prevent bad directors from being on the board of public companies.

                        "We think cumulative voting is the answer to find new directors for various committees. Additionally, some recommendations have been made to carry out the Valdez 10 points. The 11th should be having cumulative voting and ending stagger systems of electing directors, in our opinion.

                        "When Alaska became a state it took away cumulative voting over our objections. The Valdez oil spill might have been prevented if environmental directors were elected through cumulative voting. Also, the huge derivatives losses might have been prevented with cumulative voting.

                        "Many successful corporations have cumulative voting. For example, Pennzoil having cumulative voting defeated Texaco in that famous case. Another example is Ingersoll-Rand, which has cumulative voting and won two awards. In FORTUNE magazine it was ranked second in its industry as 'America's Most Admired Corporations' and the WALL STREET TRANSCRIPT noted 'on almost any criteria used to evaluate management, Ingersoll-Rand excels.' In 1994 they raised their dividend. We believe that J.P. Morgan should follow these examples.

                        "If you agree, please mark your proxy for this resolution; otherwise it is automatically cast against it, unless you have marked to abstain."

                    The affirmative vote of a majority of the shares of Common Stock of Morgan represented and voting at the annual meeting is required for approval of the foregoing proposal.

                    THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THE ABOVE PROPOSAL.

                    Cumulative voting permits relatively small groups of stockholders to elect directors to represent their particular interests or points of view. The Board of Directors believes there should never be any question as to whether each Director is acting for the benefit of all of the stockholders rather than as a representative of any special group. For this reason, the Board of Directors believes that the institution of cumulative voting in the election of Directors would be contrary to the best interests of Morgan's stockholders as a whole.

                 6  STOCKHOLDER PROPOSAL RELATING TO POLITICAL NON-PARTISANSHIP

                    Mrs. Evelyn Y. Davis, Watergate Office Building, 2600 Virginia Avenue, N.W., Suite 215, Washington, D.C. 20037, who owns 50 shares of Common Stock of Morgan, has indicated that she will introduce the following resolution at the meeting:

                        "RESOLVED: That the stockholders of J.P. Morgan assembled in Annual Meeting in person and by proxy, hereby recommend that the Corporation affirm its political non-partisanship. To this end the following practices are to be avoided:

                           "(a) The handing of contribution cards of a single political party to an employee by a supervisor.

                           "(b) Requesting an employee to send a political contribution to an individual in the Corporation for a subsequent delivery as part of a group of contributions to a political party or fund raising committee.

                           "(c) Requesting an employee to issue personal checks blank as to payee for subsequent forwarding to a political party, committee or candidate.

                           "(d) Using supervisory meetings to announce that contribution cards of one party are available and that anyone desiring cards of a different party will be supplied one on request to his supervisor.

                           "(e) Placing a preponderance of contribution cards of one party at mail station locations."

                    In support of the foregoing resolution, the proponent states:

                        "The Corporation must deal with a great number of governmental units, commissions and agencies. It should maintain scrupulous political neutrality to avoid embarrassing entanglements detrimental to its business. Above all, it must avoid the appearance of coercion in encouraging its employees to make political contributions against their personal inclinations. The Troy (Ohio) News has condemned partisan solicitation for political purposes by managers in a local company (not J.P. Morgan).

                        "If you AGREE, please mark your proxy FOR this resolution."

                    The affirmative vote of a majority of the shares of Common Stock of Morgan represented and voting at the annual meeting is required for approval of the foregoing proposal.

                    THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THE ABOVE PROPOSAL.

                    An identical resolution was presented in 1989, 1988 and 1987 and was rejected in 1989 by 93.96% of the votes cast.

                    It has always been Morgan's policy not to coerce or pressure employees to support any political party or candidate. Adoption of the foregoing proposal, however, could be interpreted as inhibiting Morgan in the expression of its views on governmental policies and actions, legislative and regulatory developments, and other matters bearing on Morgan's business or on which comment by Morgan or its employees is otherwise appropriate and in the best interests of Morgan and its stockholders. The detailed restrictions in the proposal could be interpreted as precluding Morgan from continuing to implement its policy of encouraging its employees, on a voluntary basis and in compliance with applicable laws, to participate in the political process and to support the political parties and candidates of their choice.

                    Federal and state laws limit corporate involvement in political campaigns and define the scope of permissible corporate participation in political affairs. Like many other major corporations, Morgan maintains a political action committee which is administered in strict compliance with federal and state laws. The committee follows procedures to assure that contributions from employees are entirely voluntary. Adoption of the foregoing proposal could, in management's opinion, unduly restrict Morgan in properly and lawfully fulfilling its obligations as a corporate citizen.

                 7  STOCKHOLDER PROPOSAL RELATING TO STRUCTURAL ADJUSTMENT

                    Dominican Sisters of the Sick Poor, Mariandale, Ossining, New York 10562, which owns 100 shares of Common Stock of Morgan, Sisters of the Humility of Mary, 1515 Eastern Avenue, Morgantown, West Virginia 26505, which owns 400 shares of Common Stock of Morgan, Maryknoll Fathers and Brothers, P.O. Box 306, Maryknoll, New York 10545-0306, which owns 200 shares of Common Stock of Morgan, Society of Oblate Fathers for Missions Among the Poor, 8818 Cameron Street, Silver Spring, Maryland 20910-4113, which owns 1,400 shares of Common Stock of Morgan, Congregation of the Sisters of Charity of the Incarnate Word, P.O. Box 230969, 6510 Lawndale, Houston, Texas 77223-0969, which owns 5,500 shares of Common Stock of Morgan, School Sisters of Notre Dame Cooperative Investment Fund, 3753 West Pine Boulevard, St. Louis, Missouri 63108-3305, which owns 54 shares of Common Stock of Morgan, Dominican Sisters of Caldwell, Mount Saint Dominic, Caldwell, New Jersey 07006, which owns 100 shares of Common Stock of Morgan, Province of the Most Holy Name of Jesus of the Order of Friars Minor in the USA (Franciscans), 4 Jersey Street, East Rutherford, New Jersey 07073, which owns 25,000 shares of Common Stock of Morgan, Franciscan Sisters of Allegany (New York), Post Office Box W, St. Bonaventure, New York 14778-2302, which owns 3,500 shares of Common Stock of Morgan, Sisters of Mercy Consolidated Asset Management Program, 20 Washington Square North, New York, New York 10011, which owns 100 shares of Common Stock of Morgan, and Adrian Dominican Sisters, 1257 East Siena Heights Drive, Adrian, Michigan 49221, which owns 36,524 shares of Common Stock of Morgan, have indicated that they will introduce the following resolution at the meeting:

                        "RESOLVED: Shareholders request our bank prepare a report stating its official position on structural adjustment programs and analyzing those programs' impact where the bank has outstanding loans, including debtor countries'

                           - Ability to repay our bank's loan

                           - Present and future labor forces

                           - Natural resources

                           - Social and political stability

                           - Potential for sustainable, democratic development.

                        "This report should be prepared at a reasonable cost and excluding confidential information."

                    In support of the foregoing resolution, the proponent states:

                        "Our bank has outstanding loans in many developing countries currently undergoing austerity and structural adjustment programs strongly urged by the International Monetary Fund and World Bank. These programs aim to stabilize heavily indebted economies, and enable countries to service their debts.

                        "However, we believe that while these policies press debtor nations to pay interest, they often erode those countries' human and natural resources, increase their domestic inequalities and international dependency, and undermine their long-term capacity to repay their actual debts.

                        "Structural adjustment programs typically include:

                           - Export promotion strategies including removal of
                             import tariffs, reducing local industries' ability to compete against foreign companies, and deregulation, which often increases destructive exploitation of human and natural resources,

                           - Cuts in spending for health, education and housing,

                           - Wage controls and reduction of subsidies for basis
                             products which shrink workers' real incomes,

                           - Restricted domestic credit and higher interest
                             rates, limiting entrepreneurial possibilities for small producers (especially women),

                           - Higher taxes which fall disproportionately on poor
                             and working people,

                           - Wholesale privatization of state-owned enterprises,
                             which reduce government assets available to finance future infrastructural and social development and repay debts.

                        "We believe adjustment programs have contributed heavily to the following circumstances:

                        "Brazil: Real minimum wages dropped 40% during the 1980's, as the percentage of Brazilians in poverty rose from 24% to 39%. Today more than one in five confronts hunger daily.

                        "Nicaragua: Unemployment totals 60%, while teachers, nurses and policemen earn less than the official subsistence level. Cuts in spending for health and sanitation fuel cholera and malaria epidemics, and the reemergence of diseases previously eradicated by national programs. Hunger and starvation cause more deaths than ever in Nicaragua's history. Privatization measures provoked massive strikes, while other adjustment policies sparked armed rebellions.

                        "Peru: Infant mortality has risen to 60 deaths per 1000 live births nationally, and 260/1000 in southern regions. Primary school enrollment has dropped 11%, as fewer families can afford the fees. Programs to cushion the adjustment programs' impact since 1990 have been grossly underfunded and underspent.

                        "Philippines: Half the population (and 75% of rural dwellers) are un-or underemployed. Starvation has doubled since 1985. Tight money policies have resulted in usurious interest rates (up to 400%) for small farmers. Poverty and unemployment drive landless poor to migrate seeking food and work-devastating forests, soil and fisheries. Debt servicing absorbs 40% of the national budget and 31% of export earnings, limiting resources available for development.

                        "We believe these issues warrant our bank's attention since they affect its creditors, customers and potential markets."

                    The affirmative vote of a majority of the shares of Common Stock of Morgan represented and voting at the annual meeting is required for approval of the foregoing proposal.

                    THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THE ABOVE PROPOSAL.

                    We believe the programs that the proponents oppose have been initiated by the governments of the countries concerned because they believe these programs to be in the best interest of their people. The International Monetary Fund ("IMF") and the World Bank support these programs to help lay the foundation for sustainable long-term development and the creation of increased employment and income earning opportunities. In general, we too support such programs.

                    No one can dismiss the human hardships cited by the proponents. However, many developing countries have long-standing and deep-rooted structural problems for which there are no simple solutions. The national programs supported by the IMF and the World Bank focus on maintaining economic stability and promoting sustainable development. Policies of both institutions now require that the social impact of national adjustment programs be taken fully into account in deciding whether the programs warrant support. We believe that the fundamental internal reforms undertaken by many developing countries will encourage domestic and foreign investment, help assure farmers a reasonable price for their produce, create employment opportunities, and, by eliminating subsidies not targeted for the needy, release resources that can be used to expand education, health, and other social services. Such reforms are an essential part of a development strategy that will promote economic and social progress that benefits all levels of society.

                    For the above reasons, the preparation of the recommended report would not be in the best interest of Morgan or its stockholders.


                  8 OTHER MATTERS

                    The Board of Directors of Morgan does not know of any matters which may be presented at the meeting other than those specifically set forth in the Notice of Annual Meeting. If any other matters come before the meeting or any adjournment thereof, the persons named in the accompanying form of proxy and acting thereunder will vote in accordance with their best judgment with respect to such matters.

                    Section 16(a) of the 1934 Act, requires Morgan's executive officers, Directors and persons who own more than ten percent of a registered class of Morgan's equity securities ("Reporting Persons") to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC and the New York Stock Exchange (the "NYSE"). These Reporting Persons are required by SEC regulation to furnish Morgan with copies of all Forms 3, 4 and 5 that they file with the SEC and NYSE.

                    Based solely on Morgan's review of the copies of the Forms it has received and written representations from certain Reporting Persons, Morgan believes that all of its Reporting Persons complied with all filing requirements applicable to them with respect to transactions during fiscal year 1994.

                    The expense of the Board of Directors' proxy solicitation will be borne by Morgan. In addition to the use of the mails, proxies may be solicited by personal interview or by telephone. Banks, brokerage houses and other institutions, nominees and fiduciaries will be requested to forward the soliciting material to beneficial owners and to obtain authorization for the execution of proxies; and, if they in turn so request, Morgan will reimburse such banks, brokerage houses and other institutions, nominees and fiduciaries for their expenses in forwarding such material. Directors, officers and regular employees of Morgan or the Bank may also solicit proxies without additional remuneration therefor. Morrow & Co., Inc., New York, New York, has been retained to aid in the solicitation of proxies for a fee of $8,500 plus out-of-pocket expenses.

                    Stockholders are urged to sign the accompanying form of proxy, solicited on behalf of the Board of Directors of Morgan, and return it at once in the envelope provided for that purpose. Proxies will be voted in accordance with the stockholders' directions. If no directions are given, proxies will be voted for the election of the nominees for Directors set forth in this Proxy Statement, for the approval of the independent accountants recommended by the Board of Directors, for the approval of the 1995 Stock Incentive Plan and of the 1995 Executive Officer Performance Plan, and against the stockholder-proposed resolutions relating to cumulative voting, political non-partisanship and structural adjustment. The proxy does not affect the right to vote in person at the meeting and may be revoked at any time before it is voted. A stockholder who wishes to give a proxy to someone other than the proxies designated by the Board of Directors may strike out the names appearing on the enclosed form of proxy, insert the name of some other person, sign the form and transmit it to that person for use at the meeting. A plurality of the votes of the shares of Common Stock represented at the annual meeting in person or by proxy is required for the election of Directors. The affirmative vote of the majority of the shares of Common Stock represented at the annual meeting in person or by proxy and entitled to vote is required for all other matters. Under Federal regulations, with respect to the 1995 Stock Incentive Plan and the 1995 Executive Officer Performance Plan, Morgan is required to treat abstentions as being equivalent to votes against, while proxies returned by brokers as "non-votes" will not be counted as voting.

                    Proxies, ballots and voting tabulations identifying stockholders are secret and will not be available to anyone, except as actually necessary to meet legal requirements.

                    ------------------------------------------------------------

STOCKHOLDER         Proposals of stockholders intended to be presented at the
PROPOSALS           1996 annual meeting of stockholders of Morgan must be
                    received by Morgan not later than November 21, 1995 in order to be included in the proxy statement and form of proxy relating to such annual meeting.


                    Dated: March 22, 1995          Edward J. Kelly III
                                                   Secretary

                                                                       EXHIBIT A

1995 STOCK INCENTIVE PLAN OF
J.P. MORGAN & CO. INCORPORATED AND AFFILIATED COMPANIES

ARTICLE I

PURPOSE

The purpose of the 1995 Stock Incentive Plan (the "Plan") is to afford an incentive to key employees of J. P. Morgan & Co. Incorporated (the "Company") and its affiliates to acquire a proprietary interest in the Company, to encourage such employees to increase their efforts on behalf of the Company and remain in its employ, and to more closely align the interests of such key employees with those of the Company's stockholders.

ARTICLE II

DEFINITIONS

2.1. The following terms shall have the meanings described below when used in the Plan:

     (a) "Award" shall refer to a Restricted Stock Award granted under Article VIII or a Stock Unit Award granted under Article IX.

     (b) "Board of Directors" shall mean the Board of Directors of the Company.

     (c) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

     (d) "Committee" shall mean the committee appointed by the Board of Directors to administer the Plan pursuant to Article III.

     (e) "Common Stock" shall mean common stock, par value $2.50, of the Company.

     (f) "Company" shall mean J. P. Morgan & Co. Incorporated or any successor to it in ownership of all or substantially all of its assets.

     (g) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

     (h) "Fair Market Value" of Common Stock on any day shall mean the average of the highest and lowest price of Common Stock as reported on the composite tape for such day, unless the Committee determines that another procedure for determining Fair Market Value would be more appropriate.

     (i) "Incentive Stock Option" shall mean a stock option granted under
     Article VI which is intended to meet the requirements of Section 422 of the Code.

     (j) "Nonqualified Stock Option" shall mean a stock option granted under
     Article VI which is not intended to be an Incentive Stock Option.

     (k) "Option" shall mean an Incentive Stock Option or a Nonqualified Stock Option.

     (l) "Optionee" shall mean a Participant who is granted an Option.

     (m) "Participant" shall mean an eligible employee who has been granted an Option, Stock Appreciation Right or Award under the Plan.

     (n) "Participating Company" shall mean the Company, the Trust Company or any subsidiary or other affiliated entity (whether or not incorporated).

     (o) "Plan" shall mean this 1995 Stock Incentive Plan of J.P. Morgan & Co. Incorporated and Affiliated Companies.

     (p) "Related Right" shall mean a Stock Appreciation Right described in
     Section 7.2.

     (q) "Restricted Period" shall mean the period during which a Restricted Stock Award is being earned in accordance with Section 8.3.

     (r) "Restricted Stock Award" shall mean an award granted under Article
     VIII.

     (s) "Stand Alone Right" shall mean a Stock Appreciation Right described in
     Section 7.3.

     (t) "Stock Appreciation Right" shall mean a right granted under Article
     VII.

     (u) "Stock Unit Award" shall mean an award granted under Article IX.

     (v) "Trust Company" shall mean Morgan Guaranty Trust Company of New York or any successor to it in ownership of all or substantially all of its assets.

ARTICLE III

ADMINISTRATION

3.1. (a) The Board of Directors shall appoint not less than three Directors to the Committee which shall administer the Plan. With respect to determinations regarding the grant, amount, acceleration or forfeiture of Options, Stock Appreciation Rights or awards with respect to an eligible employee who is a member of the Board of Directors, the Committee shall be composed of all directors of the Company who are not employees of the Company or any other Participating Company. No individual shall be a member of the Committee unless such individual is disinterested within the meaning of Rule 16b-3 under the Exchange Act. The Committee shall have full power and authority, subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be issued or adopted by the Board of Directors, to grant to eligible persons Options, Stock Appreciation Rights and Awards under the Plan; to waive any restrictions or limitations, or impose additional limitations or restrictions, on previously granted Options, Stock Appreciation Rights, or Awards (within the parameters of the Plan); to interpret the provisions of the Plan and any agreements relating to Options, Stock Appreciation Rights or Awards granted under the Plan; to supervise the administration of the Plan and to delegate to senior officers of the Company or the Trust Company the power to act for the Committee as the Committee shall specify.

(b) All decisions made by the Committee (or such persons acting under a delegation by the Committee pursuant to subsection 3.1(a)) pursuant to the provisions of the Plan and related orders of the Board of Directors shall be within the absolute discretion of the Committee or its delegate, as the case may be, and shall be conclusive and binding on all persons, including the Company, stockholders, employees and beneficiaries of employees.

ARTICLE IV

SHARES SUBJECT TO THE PLAN

4.1. (a) Subject to adjustment pursuant to subsection 4.1(d), the maximum number of shares of Common Stock with respect to which Options, Stock Appreciation Rights and Awards may be granted shall be 28,000,000 shares of Common Stock. Shares of Common Stock may be made available from the authorized but unissued shares of the Company or from shares reacquired by the Company, including shares purchased in the open market. If an Option, Stock Appreciation Right or Award granted under the Plan shall expire or terminate for any reason other than the exercise of a Related Right (to the extent set forth in subsection 7.2(c)), the shares subject to such Option, Stock Appreciation Right or Award shall be available for other Options, Stock Appreciation Rights and Awards to the same Participant or other eligible employees. Any shares delivered in payment of the exercise price of an Option shall be available for other Options, Stock Appreciation Rights and Awards to the same Participant or other eligible employees.

(b) Subject to adjustment pursuant to subsection 4.1(d), of the total shares of Common Stock referred to in subsection 4.1(a), the number of shares of Common Stock with respect to which Awards may be granted shall not exceed 7,000,000 shares of Common Stock.

(c) Subject to adjustment pursuant to subsection 4.1(d), of the total shares of Common Stock referred to in subsection 4.1(a), the number of shares of Common Stock with respect to which Options or Stock Appreciation Rights may be granted to any Participant during the term of the Plan shall not exceed 2,800,000 shares of Common Stock.

(d) In the event that the Committee shall determine that any stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock at a price substantially below fair market value, or other similar corporate event affects the Common Stock such that an adjustment is required in order to preserve the benefits or potential benefits intended to be made available under this Plan, then the Committee shall, in its sole discretion, and in such manner as the Committee may deem equitable, adjust any or all of (1) the number and kind of shares which thereafter may be awarded or optioned and sold or made the subject of Stock Appreciation Rights under the Plan, (2) the number and kind of shares subject to outstanding Options, Stock Appreciation Rights and Awards, and (3) the option price with respect to any of the foregoing and/or, if deemed appropriate, make provision for a cash payment to a Participant. The number of shares subject to any Option, Stock Appreciation Right or Award shall always be a whole number.

ARTICLE V

ELIGIBILITY

5.1. The employees eligible to participate in the Plan and receive Options, Stock Appreciation Rights and Awards under the Plan shall consist of key employees of the Company and other Participating Companies.

ARTICLE VI

STOCK OPTIONS

6.1. Grant of Options. Subject to the limitations of the Plan, the Committee shall, after such consultation with and consideration of the recommendations of management as the Committee considers desirable, select from eligible employees those Participants to be granted Options and determine the time when each Option shall be granted and the number of shares subject to each Option. Options may be either Incentive Stock Options or Nonqualified Stock Options and more than one Option may be granted to the same person. Options shall be evidenced in such manner as may be approved by the Committee. Options may be amended or supplemented from time to time as approved by the Committee, provided that the terms of such Options after being amended or supplemented conform to the terms of the Plan.

6.2. Option Price. The price at which shares may be purchased upon exercise of a particular Option shall be not less than 100% of the Fair Market Value of such shares on the date such Option is granted.

6.3. Medium and Time of Payment. No shares shall be delivered pursuant to any exercise of an Option until payment in full of the Option price therefor is received by the Company. Such payment shall be made in cash or, unless prohibited by the Committee, through the delivery of shares of Common Stock of the Company with a Fair Market Value equal to the total Option price or a combination of cash and shares. The Committee may prescribe additional methods of payment to the extent permitted by applicable law. Any shares so delivered shall be valued at their Fair Market Value on the exercise date, or on such other date as determined by the Committee for administrative convenience. No Optionee, transferee, legal representative, legatee or distributee of any Optionee shall be deemed to be a holder of any shares subject to any Option prior to the issuance of such shares upon exercise of such Option or any related Stock Appreciation Right.

6.4. Term and Exercisability of Options. An Option shall be exercisable ratably on each of the first three anniversaries of the date of grant of such Option or as otherwise determined by the Committee, but in no event shall such Option be exercised earlier than one year or later than ten years from the date the Option is granted. The Committee may require that an Option only be exercised upon the achievement of such performance objectives as the Committee shall designate. An Option shall be subject to earlier termination as provided in Section 6.6 with respect to death, retirement and termination of employment or as provided in Section 10.6.

6.5. Transferability of Options. (a) Except as provided in subsection (b) below, an Option may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution and, during the lifetime of the Optionee, may be exercised only by such Optionee.

(b) Notwithstanding subsection (a) above, the Committee may determine that an Option may be transferred by the Optionee to one or more members of the Optionee's immediate family, to a partnership of which the only partners are members of the Optionee's immediate family, or to a trust established by the Optionee for the benefit of one or more members of the Optionee's immediate family. For this purpose immediate family means the Optionee's spouse, parents, children, grandchildren and the spouses of such parents, children and grandchildren. A transferee described in this subsection may not further transfer an Option. An Option transferred pursuant to this subsection shall remain subject to the provisions of the Plan, including, but not limited to, the provisions of Section 6.6 relating to the exercise of the Option upon the death, retirement or termination of employment of the Optionee, and shall be subject to such other rules as the Committee shall determine.

6.6. Death, Retirement and Termination of Employment. Subject to the condition that no Option be exercised in whole or in part after the expiration of the Option period specified by the Committee, and subject to the Committee's right to cancel any Option in accordance with Section 10.6, unless otherwise determined by the Committee:

     (a) Upon termination of employment prior to an Optionee's attainment of age 55 but after the Optionee is eligible for retirement pursuant to a retirement plan of the Company or any of its subsidiaries, an Optionee or a transferee described in subsection 6.5(b), may, within three years after the date of such termination, purchase any or all of the shares subject to an Option granted at least one year prior to such termination of employment, at or after the time or times the Optionee would have been entitled to purchase such shares had the Optionee not terminated employment;

     (b) Upon termination of employment on or after an Optionee's attainment of age 55 and after the Optionee is eligible for retirement pursuant to a retirement plan of the Company or any of its subsidiaries, an Optionee or a transferee described in subsection 6.5(b), may, at any time prior to the expiration of the Option period, purchase any or all of the shares subject to an Option granted at least one year prior to such termination of employment, at or after the time or times the Optionee would have been entitled to purchase such shares had the Optionee not terminated employment;

     (c) Upon the death of an Optionee after a termination of employment described in subsections (a) or (b) above, the Optionee's designated beneficiary, or if none, the person or persons to whom such Optionee's rights under the Option are transferred by will or the laws of descent and distribution, or a transferee described in subsection 6.5(b), may, at any time prior to the expiration of the Option period determined under subsection (a) or (b), as the case may be, purchase any or all of the shares subject to an Option at or after the time the Optionee would have been entitled to purchase such shares had the Optionee survived;

     (d) Upon the death of an Optionee while employed, the Optionee's designated beneficiary, or if none, the person or persons to whom such Optionee's rights under the Option are transferred by will or the laws of descent and distribution, or a transferee described in subsection 6.5(b), may, within three years after the date of such death, but no later than the expiration of the Option period, purchase any or all of the shares subject to an Option at or after the time the Optionee would have been entitled to purchase such shares had the Optionee survived; and

     (e) Upon termination of employment for any reason other than death or retirement as aforesaid, an Optionee's Options, including any Options transferred pursuant to subsection 6.5(b), shall be cancelled to the extent not theretofore exercised. In addition, the Optionee shall repay to the Company the value of the difference between the Fair Market Value on the date of exercise over the Option price of any Options exercised within the six month period preceding the date of such termination and the value of any Related Right described in Section 7.2 exercised during such period.

ARTICLE VII

STOCK APPRECIATION RIGHTS

7.1. Grant of Stock Appreciation Rights. Subject to the limitations of the Plan, the Committee shall, after such consultation with and consideration of the recommendations of management as the Committee considers desirable, select from eligible employees those Participants to be granted Stock Appreciation Rights and determine the time when each Stock Appreciation Right shall be granted and such other terms of each Stock Appreciation Right pursuant to this Article VII. Stock Appreciation Rights may be granted either alone ("Stand Alone Rights") or in conjunction with all or part of any Option granted under the Plan ("Related Rights"). In the case of a Nonqualified Stock Option, Related Rights may be granted either at or after the time of the grant of the Nonqualified Stock Option. In the case of an Incentive Stock Option, Related Rights may be granted only at the time of the grant of the Incentive Stock Option.

7.2. Related Rights. (a) A Related Right shall be exercisable only at such time or times and to the extent that the Option to which it relates shall be exercisable in accordance with Article 6, provided that the Committee may, for administrative convenience, determine that, for any Related Right which can only be exercised during a limited period of time in order to satisfy rules imposed by the Securities and Exchange Commission, the exercise of any such Related Right for cash during such limited period shall be deemed to occur for all purposes hereunder on the day during such limited period on which the Fair Market Value of the Common Stock is the highest. A Related Right granted with respect to an Option shall terminate and no longer be exercisable upon the termination or exercise of the related Option, provided that, unless otherwise provided by the Committee, a Related Right granted with respect to less than the full number of shares covered by a related Option shall only be reduced if and to the extent that the number of shares covered by the exercise or termination of the related Option exceeds the number of shares not covered by the Related Right, provided further that, in the event of the death of the Participant, the Related Right shall be cancelled to the extent not theretofore exercised, whether or not the related Option is cancelled.

(b) Upon the exercise of a Related Right, a Participant shall be entitled to receive up to, but not more than, an amount in cash or shares of Common Stock equal in value to the excess of the Fair Market Value of one share of Common Stock over the Option price per share of Common Stock of the related Option multiplied by the number of shares of Common Stock in respect of which the Related Right shall have been exercised. The Committee shall have the right to determine the form of payment. Any shares delivered in payment shall be valued at their Fair Market Value on the date of exercise. No fractional shares shall be issued and the Participant shall receive cash in lieu thereof.

(c) Upon the exercise of a Related Right, the Option or part thereof to which such Related Right is related shall be deemed to have been exercised for the purpose of the limitations set forth in Section 4.1 on the number of shares of Common Stock to be issued under the Plan, but only to the extent of the number of shares of Common Stock issued under the Related Right.

7.3. Stand Alone Rights. (a) A Stand Alone Right shall be exercisable ratably on each of the first three anniversaries of the grant of such Stand Alone Right or as otherwise determined by the Committee, but in no event shall such Stand Alone Right be exercised earlier than one year or later than ten years from the date the Stand Alone Right is granted. The Committee may require that a Stand Alone Right only be exercised upon the achievement of such performance objectives as the Committee shall designate. The Committee may, for administrative convenience, determine that, for any Stand Alone Right which can only be exercised during a limited period of time in order to satisfy rules imposed by the Securities and Exchange Commission, the exercise of any such Stand Alone Right for cash during such limited period shall be deemed to occur for all purposes hereunder on the day during such limited period on which the Fair Market Value of the Common Stock is the highest. A Stand Alone Right shall be subject to earlier termination as provided in subsection 7.3(c) with respect to death, retirement and termination of employment.

(b) Upon the exercise of a Stand Alone Right, a Participant shall be entitled to receive up to, but not more than, an amount in cash or shares of Common Stock equal in value to the excess of the Fair Market Value of one share of Common Stock on the date of exercise over the Fair Market Value of one share of Common Stock on the date of grant multiplied by the number of shares in respect of which the right is being exercised. The Committee shall have the right to determine the form of payment. Any shares delivered in payment shall be valued at their Fair Market Value on the date of exercise. No fractional shares shall be issued and the Participant shall receive cash in lieu thereof.

(c) Subject to the condition that no Stand Alone Right may be exercised in whole or in part after the expiration of the period specified by the Committee, and subject to the Committee's right to cancel any Stock Appreciation Right in accordance with Section 10.6, unless otherwise determined by the Committee:

     (i) Upon termination of employment prior to a Participant's attainment of age 55 but after the Participant is eligible for retirement pursuant to a retirement plan of the Company or any of its subsidiaries, a Participant may, within three years after the date of such termination, exercise any or all of the Stand Alone Right granted at least one year prior to such termination of employment, at or after the time or times the Participant would have been entitled to exercise such Stand Alone Right had the Participant not terminated employment;

     (ii) Upon termination of employment on or after a Participant's attainment of age 55 and after the Participant is eligible for retirement pursuant to a retirement plan of the Company or any of its subsidiaries, a Participant may, at any time prior to the expiration of the Stock Appreciation Right exercise period, exercise any or all of the Stand Alone Right granted at least one year prior to such termination of employment, at or after the time or times the Participant would have been entitled to exercise such Stand Alone Right had the Participant not terminated employment; and

     (iii) Upon termination of employment for any reason other than retirement as aforesaid, a Participant's Stand Alone Rights shall be cancelled to the extent not theretofore exercised. In addition, except in the event of death, the Participant shall repay to the Company the value of any Stand Alone Right exercised within the six month period preceding the date of such termination.

7.4. Transfer of Stock Appreciation Rights. A Stock Appreciation Right may not be transferred to anyone and may only be exercised by the Participant to whom it is granted.

ARTICLE VIII

RESTRICTED STOCK AWARDS

8.1. Grant of Restricted Stock Awards. Subject to the limitations of the Plan, the Committee shall, after such consultation with and consideration of the recommendations of management as the Committee considers desirable, select from eligible employees those Participants to be granted Restricted Stock Awards and determine the time when each Award shall be granted, the vesting date or vesting dates for each Award, the time or times as of which vested Awards shall be paid and the number of share credits (each of which shall be equivalent to one share of Common Stock) subject to each Award. Restricted Stock Awards shall be evidenced in such manner as may be approved by the Committee. Restricted Stock Awards may be amended or supplemented from time to time as approved by the Committee, provided that the terms of such Awards after being amended or supplemented conform to the terms of the Plan. No provision of this Plan shall be interpreted to prohibit the grant of a Restricted Stock Award hereunder in connection with awards granted pursuant to the 1995 Executive Officer Performance Plan of J.P. Morgan & Co. Incorporated and Affiliated Companies or any other plan of the Company, provided that any such Award conforms to the terms of this Plan.

8.2. Number of Share Credits. Each Restricted Stock Award shall state the number of share credits to be subject to the Award.

8.3. Restrictions. A Restricted Stock Award may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution, for a period of five years from the date of grant of the Award or such other period as the Committee shall determine, and for such further period as the payment of Awards may be deferred pursuant to
Section 8.5. The Committee may define the Restricted Period in terms of the passage of time, the satisfaction of performance criteria, a combination of time and performance, or in any other manner it deems appropriate. Restricted Stock Awards shall not be paid until the successful completion of the Restricted Period except as may be otherwise provided in circumstances of death or retirement pursuant to Section 8.4, or until the end of any deferral period described in subsection 8.5(b).

8.4. Death, Retirement and Termination of Employment. Unless otherwise determined by the Committee:

     (a) Upon termination of a Participant's employment prior to the end of the Restricted Period for any reason except for retirement or death, as described below, the Participant's Awards shall be forfeited and the Participant shall have no right with respect to such Award.

     (b) Upon termination of a Participant's employment prior to the end of the Restricted Period by reason of the Participant's retirement under a retirement plan maintained by the Company or any of its subsidiaries, or by reason of death, a prorata portion (based on completed full years of service subsequent to the date of grant of an Award) of an Award shall be payable to the Participant or the Participant's beneficiary, or if none, the person or persons to whom such Participant's rights under the Award are transferred by will or the laws of descent and distribution, subject to any further deferral of the Award in accordance with subsection 8.5(b), provided that with respect to an Award subject to performance restrictions, the Committee shall make such determination with respect to such Award as it deems appropriate.

8.5. Payment of Awards. (a) Subject to the provisions of subsection (b) hereof, as soon as practicable after the successful completion of the Restricted Period, such Award shall be paid to the Participant or, in the case of the death of the Participant, the Participant's beneficiary, or if none, the person or persons to whom such Participant's rights under the Award are transferred by will or the laws of descent and distribution.

(b) The Committee may, in its discretion, provide that payment of Awards be deferred until such time or times as the Committee shall specify, or such time or times as the Participant may elect. Any election of a Participant pursuant to the preceding sentence shall be filed with the Committee in accordance with such rules and regulations, including any deadline for the making of such an election, as the Committee may provide.

(c) Except as otherwise determined pursuant to subsection 8.6(c), payments pursuant to this Section 8.5, including any dividend equivalents determined under subsection 8.6(b), shall be made in shares of Common Stock, except there may be paid in cash the value of any partial shares of Common Stock and that part of the total payment determined by the Company to be necessary to satisfy tax withholding requirements.

8.6. Dividend Equivalents. (a) Except as may be otherwise determined by the Committee, in addition to the payment provided for in Section 8.5, each Participant (or beneficiary) entitled to payment under Section 8.5 shall receive the dividend equivalent amount calculated under subsection (b) hereof.

(b) The dividend equivalent amount is the number of additional share credits attributable to the number of share credits awarded plus additional share credits calculated hereunder. Such additional share credits shall be determined and credited as of the end of each calendar year by dividing (1) the aggregate cash dividends which would have been paid had the share credits awarded or credited under this subsection (b), as the case may be, been actual shares of Common Stock on the record date for each such dividend during such calendar year by (2) the average market prices per shares of Common Stock on the last trading day of each calendar month during the 12 months ending on the November 30 preceding the date such determination is being made. For this purpose, the market price on any day shall be the average of the highest and lowest price of a share of Common Stock as reported on the composite tape for such day. The Committee may designate any other manner for determining and crediting dividend equivalents as it deems appropriate.

(c) In such cases as the Committee may deem advisable, the Committee may, in lieu of the crediting provided for in subsection (b), determine to pay all or part of the dividend equivalent amount in cash or stock as dividends are actually paid on Common Stock, or at such other time or times as the Committee may otherwise determine.

ARTICLE IX

STOCK UNIT AWARDS

9.1. Grant of Stock Unit Awards. The Committee shall have authority to grant to eligible employees Stock Unit Awards which can be in the form of Common Stock or units, the value of which is based, in whole or in part, on the value of Common Stock. Subject to the provisions of the Plan, including Section 9.2 below, Stock Unit Awards shall be subject to such terms, restrictions, conditions, vesting requirements and payment rules (all of which are sometimes hereinafter collectively referred to as "rules") as the Committee may determine in its sole discretion, all such rules applicable to a particular Stock Unit Award to be reflected in writing and furnished to the Participant. In no event shall any Award vest less than one year from the date of grant. The rules need not be identical for each Stock Unit Award. No provision of this Plan shall be interpreted to prohibit the grant of a Stock Unit Award hereunder in connection with awards granted pursuant to the 1995 Executive Officer Performance Plan or any other plan of the Company, provided that any such Award conforms to the terms of the Plan.

9.2. Rules. In the sole discretion of the Committee, a Stock Unit Award shall be granted subject to the following rules:

     (a) Any shares of Common Stock which are part of a Stock Unit Award may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution, prior to the date on which the shares are issued or such other date provided by the Committee at the time of grant of the Award or thereafter.

     (b) Stock Unit Awards may provide for the payment of cash consideration by the person to whom such Award is granted or provide that the Award, and Common Stock to be issued in connection therewith, if applicable, shall be delivered without the payment of cash consideration.

     (c) Stock Unit Awards may relate in whole or in part to performance criteria established by the Committee at the time of grant.

     (d) Stock Unit Awards may provide for deferred payment schedules, vesting over a specified period of employment, the payment (on a current or deferred basis) of dividend equivalent amounts, with respect to the number of shares of Common Stock covered by the Award, and elections by the Participant to defer payment of the Award or the lifting of restrictions on the Award, if any.

ARTICLE X

GENERAL PROVISIONS

10.1. Change in Control. (a)(i) In the case of a Change in Control (as defined below) of the Company, each Option and Stock Appreciation Right then outstanding shall (unless the Committee determines otherwise) immediately be nonforfeitable and exercisable in full;

(ii) In the case of a Change in Control (as defined below) of the Company, each Award shall (unless the Committee determines otherwise) immediately be fully vested and nonforfeitable and shall thereupon be paid as soon as practicable.

(b) Any determination by the Committee made pursuant to this Section 10.1 may be made as to all outstanding Options, Stock Appreciation Rights or Awards or only as to certain Options, Stock Appreciation Rights or Awards specified by the Committee, and all such determinations shall be made in cases covered by paragraphs (c) (i) or (ii) below, prior to or as soon as practicable after the occurrence of such event and in the cases covered by paragraphs (c) (iii) and
(iv) below, prior to the occurrence of such event.

(c) A Change in Control shall occur if:

     (i) any "person" or "group of persons" as such terms are used in Section 13(d) and 14(d) of the Exchange Act directly or indirectly purchases or otherwise becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) or has the right to acquire such beneficial ownership (whether or not such right is exercisable immediately, with the passage of time, or subject to any condition), of voting securities representing 25% or more of the combined voting power of all outstanding voting securities of the Company;

     (ii) during any period of two consecutive years, the individuals who at the beginning of such period constitute the Board of Directors cease for any reason to constitute at least a majority of the members thereof, unless (1) there are seven or more directors then still in office who were directors at the beginning of the period, and (2) the election, or the nomination for election by the Company's stockholders, of each new director was approved by at least two-thirds of the directors then still in office who were directors at the beginning of the period;

     (iii) the stockholders of the Company shall approve an agreement to merge or consolidate the Company with or into another corporation as a result of which less than 50% of the outstanding voting securities of the surviving or resulting entity are or are to be owned by the former shareholders of the Company (excluding from former shareholders, a shareholder who is or, as a result of the transaction in question, becomes an "affiliate," as defined in Rule 12b-2 under the Exchange Act, of any party to such consolidation or merger); or

     (iv) the stockholders of the Company shall approve the sale of all or substantially all of the Company's business and/or assets to a person or entity which is not a wholly-owned subsidiary of the Company.

10.2. Designation of Beneficiary. Subject to such rules and regulations as the Committee may prescribe, including the right of the Committee to limit the types of designations which are acceptable for purposes of the Plan, each Participant who shall be granted an Option or Award under the Plan may designate a beneficiary or beneficiaries and may change such designation from time to time by filing a written designation of beneficiaries with the Committee on a form to be prescribed by it, provided that no such designation shall be effective unless so filed prior to the death of such Participant.

10.3. No Right of Continued Employment. Neither the establishment of the Plan, the granting of Options, Stock Appreciation Rights or Awards, nor the payment of any benefits hereunder nor any action of the Company or of the Board of Directors or of the Committee shall be held or construed to confer upon any person any legal right to be continued in the employ of the Company or its subsidiaries, each of which expressly reserves the right to discharge any employee whenever the interest of any such company in its sole discretion may so require without liability to such company, the Board of Directors or the Committee except as to any rights which may be expressly conferred upon such employee under the Plan.

10.4. No Segregation of Cash or Shares. The Company shall not be required to segregate any cash or any shares of Common Stock which may at any time be represented by Options, Stock Appreciation Rights, Awards, share credits or dividend equivalent amounts and the Plan shall constitute an "unfunded" plan of the Company. No employee shall have voting or other rights with respect to shares of Common Stock prior to the delivery of such shares. The Company shall not, by any provisions of the Plan, be deemed to be a trustee of any Common Stock or any other property, and the liabilities of the Company to any employee pursuant to the Plan shall be those of a debtor pursuant to such contract obligations as are created by or pursuant to the Plan, and the rights of any employee, former employee or beneficiary under the Plan shall be limited to those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations of the Company and each other Participating Company under the Plan, provided, however, that existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

10.5. Delivery of Shares. No shares shall be delivered pursuant to any exercise of an Option or Stock Appreciation Right or pursuant to the payment of any Award until the requirements of such laws and regulations as may be deemed by the Committee to be applicable thereto are satisfied.

10.6.  Cancellation of Options, Stock Appreciation Rights and Awards.

(a) Prior to the occurrence of a Change in Control, but not thereafter, the Committee may, in its sole discretion and with or without cause, cancel any Option, Stock Appreciation Right or Award in whole or in part to the extent it has not theretofore been exercised or, in the case of Awards, become vested. Such cancellation shall be effective as of the date specified by the Committee.

(b) Notwithstanding subsection (a) above, prior to payment of any Award, the Committee may, in its sole discretion, in cases involving a serious breach of conduct by an employee or former employee, or activity of a former employee in competition with the business of a Participating Company, cancel any Award, whether or not vested, in whole or in part. Such cancellation shall be effective as of the date specified by the

Committee. The determination of whether an employee or former employee has engaged in a serious breach of conduct or activity in competition with the business of a Participating Company shall be determined by the Committee in good faith and in its sole discretion.

10.7. Transfer, Leave of Absence, etc. For purposes of the Plan: (1) a transfer of a Participant from a Participating Company to an affiliated company,
(2) a leave of absence, duly authorized in writing by the Participating Company, for military service or sickness, or for any other purpose approved by the Participating Company if the period of such leave does not exceed ninety days, and (3) a leave of absence in excess of ninety days, duly authorized in writing by the Participating Company, provided the Participant's right to reemployment is guaranteed either by a statute or by contract, shall not be deemed a termination of employment.

10.8. New York Law to Govern. All questions pertaining to the construction, regulation, validity and effect of the provisions of the Plan shall be determined in accordance with the laws of the State of New York.

10.9. Payments and Tax Withholding. The delivery of any shares of Common Stock and the payment of any amount in respect of a Stock Appreciation Right or Award shall be of the account of the applicable Participating Company and any such delivery or payment shall not be made until the recipient shall have made satisfactory arrangements for the payment of any applicable withholding taxes.

ARTICLE XI

AMENDMENT AND TERMINATION

11.1. Amendments, Suspension or Discontinuance. The Board of Directors may amend, suspend or discontinue the Plan, provided, however, that the Board of Directors may not, without the prior approval of the stockholders of the Company, make any amendment for which stockholder approval is necessary to comply with any applicable tax or regulatory requirement, including for these purposes any approval requirement which is a prerequisite for exemptive relief under Section 16(b) of the Exchange Act, and provided, further, that upon or following the occurrence of a Change in Control no amendment may adversely affect the rights of any person in connection with any Option, Stock Appreciation Right or Award previously granted.

11.2. Termination. No Option, Stock Appreciation Right or Award shall be granted under the Plan after expiration of ten years from the date upon which the Plan is approved by vote of the stockholders of the Company.

                                                                       EXHIBIT B

1995 EXECUTIVE OFFICER PERFORMANCE PLAN OF
J.P. MORGAN & CO. INCORPORATED AND AFFILIATED COMPANIES

SECTION 1.

PURPOSE OF PLAN

The purpose of the Plan is to promote the success of J. P. Morgan & Co. Incorporated by providing performance-based compensation for certain executive officers.

SECTION 2.

DEFINITIONS

The following words and phrases as used herein shall have the following meanings unless a different meaning is plainly required by the context:

     2.1. "Company" shall mean J. P. Morgan & Co. Incorporated or any successor to it in ownership of all or substantially all of its assets.

     2.2. "Board of Directors" shall mean the Board of Directors of the Company.

     2.3. "Participating Company" shall mean the Company, and any subsidiary or other affiliated entity (whether or not incorporated).

     2.4. "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

     2.5. "Employee" shall mean any executive employed by one or more Participating Companies who is determined by the Committee (i) to be a covered employee as defined in Section 162(m) of the Code for the preceding year or (ii) likely to be such a covered employee for the performance year.

     2.6. "Plan" shall mean the 1995 Executive Officer Performance Plan of J.P. Morgan & Co. Incorporated and Affiliated Companies, as amended from time to time.

     2.7. "Committee" shall mean the Committee established to administer the Plan in accordance with Section 3.1.

     2.8. "Stock Incentive Plan" shall mean the 1995 Stock Incentive Plan of J.P. Morgan & Co. Incorporated and Affiliated Companies and any successor plan thereto.

SECTION 3.

ADMINISTRATION OF THE PLAN

3.1. The Committee. The Plan shall be administered by a Committee consisting of at least three persons chosen by the Board of Directors from among those members of the Board of Directors who (i) are not eligible to participate in the Plan, (ii) are not employees of a Participating Company and (iii) are outside directors within the meaning of Section 162(m) of the Code. The Committee may consult with management but shall have the responsibility of determining the Employees who are to receive awards under the Plan and the amount of such awards and shall otherwise be responsible for the administration of the Plan. The Committee also shall construe and interpret the Plan and adopt rules and regulations governing administration of the Plan, and exercise the remaining duties and powers conferred on it by the Plan.

SECTION 4.

AWARDS UNDER THE PLAN

4.1 Grant of Awards under the Plan. Subject to the Committee's discretion to reduce such awards, each year each covered Employee shall be entitled to an award equal to .75% of Morgan's consolidated income before income taxes, discontinued operations, awards under this Plan, expenses classified as "Provisions for Restructuring" (net of "Related Applicable Income Tax Benefits"), extraordinary items and cumulative effects of accounting method changes all as determined in accordance with generally accepted accounting principles and as appearing in Morgan's Consolidated Statement of Income contained in Morgan's Consolidated Financial Statements for the year as audited by Morgan's independent accountants. The Committee, in its sole discretion, may require vesting periods with respect to any award, including the attainment of such further performance goals as it deems appropriate. In addition, there is no obligation to pay all or any of an earned award. In no event shall any award be paid under the Plan unless and until the Plan has been approved by stockholders.

SECTION 5.

ELECTIONS AS TO AWARDS

5.1 Immediate Awards. Except as provided in Section 5.2, awards earned under the Plan shall be paid as promptly as practicable after the close of the applicable year, or after such further vesting or performance period as determined by the Committee. Any such distribution shall be in cash or such other property as the Committee may determine, including shares of Common Stock of the Company. To the extent any payment is made in such shares, such payments shall be made under the Stock Incentive Plan.

5.2 Deferred Awards. (a) The Committee shall have the right to require that payment of all or any portion of an earned award be deferred until such time or times as the Committee, in its sole discretion, shall determine. In addition, an Employee may elect to defer the payment of any award earned under the Plan. Deferral elections shall be made at such time and in such manner as the Committee shall prescribe. The Committee shall establish such terms, conditions, rules and regulations as it shall deem necessary and advisable with respect to deferred awards including, but not limited to, the time of payment, (including acceleration), the method of determining the additional amounts to be credited with respect to a deferred award, the applicable methods of payment of deferred awards, and any special rules that may apply in the event of termination of employment by reason of death, disability, or retirement. Any election under this Section 5.2 shall be irrevocable by the Employee. Any distribution of a deferred award shall be in cash or such other property as the Committee may determine including shares of Common Stock of the Company. To the extent any deferred award is paid in such shares, such payments shall be made under the Stock Incentive Plan.

(b) The Committee shall have the right to limit or reject all or any part of a deferral election if the Committee in its sole discretion shall determine at any time prior to the end of the Award Period that deferral in the form elected has become inadvisable because of changes in the Federal tax laws or for any other reason and in such event all amounts subject to such election shall be payable in the manner provided in Section 5.1 unless an alternative form of deferral has also been elected by the Employee and such election is accepted by the Committee.

SECTION 6.

GENERAL PROVISIONS

6.1. No Right of Continued Employment. Neither the establishment of the Plan nor the payment of any benefits hereunder nor any action of any Participating Company or of the Board of Directors or of the Committee shall be held or construed to confer upon any person any legal right to be continued in the employ of a Participating Company and each Participating Company expressly reserves the right to discharge an Employee whenever the interest of any such company in its sole discretion may so require without liability to such Participating Company, the Board of Directors or the Committee except as to any rights which may be expressly conferred upon such Employee under the Plan.

6.2. Discretion of Company, Board of Directors and Committee. Any decision made or action taken by the Company, the Board of Directors or by the Committee arising out of or in connection with the construction, administration, interpretation and effect of the Plan shall lie within the absolute discretion of the Company, the Board of Directors or the Committee, as the case may be, and shall be conclusive and binding upon all persons.

6.3. Absence of Liability. No member of the Board of Directors or of the Committee or officer of any Participating Company shall be liable for any act or action hereunder, whether of commission or omission, taken by any other member, or by any officer, agent, or employee, or, except in circumstances involving his bad faith, for anything done or omitted to be done by himself.

6.4. No Segregation of Cash or Shares. (a) The Company shall not be required to segregate any cash or any other assets which may at any time be represented by awards credited to an Employee and the Plan shall constitute an "unfunded" plan of the Company.

(b) The Company shall not, by any provisions of this Plan, be deemed to be a trustee of any property, and the liabilities of the Company to any Employee pursuant to the Plan shall be those of a debtor pursuant to such contract obligations as are created by or pursuant to the Plan, and the rights of any Employee, former Employee or beneficiary shall be limited to those of an unsecured creditor of the Company. In its sole discretion, the Board of Directors may authorize the creation of trusts or other arrangements to meet the obligations of the Participating Companies under the Plan, provided, however, that existence of such trusts or arrangements is consistent with the unfunded status of the Plan.

6.5. Inalienability of Benefits and Interests. (a) Except as expressly provided by the Committee and subsection (b) hereof, no benefit payable under or interest in the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any such attempted action shall be void and no such benefit or interest shall be in any manner liable for or subject to debts, contracts, liabilities, engagements or torts of any Employee, former Employee or beneficiary.

(b) The provisions of subsection (a) hereof shall not apply to an assignment of a payment due after the death of the Employee by the deceased Employee's legal representative or beneficiary if such assignment is made for the purposes of settling the affairs of such deceased Employee.

6.6. New York Law to Govern. All questions pertaining to the construction, regulation, validity and effect of the provisions of the Plan shall be determined in accordance with the laws of the State of New York.

6.7. Payment of Awards. Payment of Immediate Awards and Deferred Awards shall be by or for the account of the Participating Companies and the Company and the Participating Companies may make such arrangements as they may deem appropriate with respect thereto.

6.8. Cancellation of Awards. (a) Prior to the occurrence of a Change in Control, but not thereafter, the Committee may, in its sole discretion and with or without cause, cancel any award in whole or in part to the extent it has not theretofore been earned. Such cancellation shall be effective as of the date specified by the Committee.

(b) Notwithstanding subsection (a) above, prior to payment of any award, the Committee may, in its sole discretion, in cases involving a serious breach of conduct by an Employee or former Employee, or activity of a former Employee in competition with the business of a Participating Company, cancel any award, whether or not vested, in whole or in part. Such cancellation shall be effective as of the date specified by the Committee. The determination of whether an Employee or former Employee has engaged in a serious breach of conduct or activity in competition with the business of a Participating Company shall be determined by the Committee in good faith and in its sole discretion.

6.9. Change in Control. (a) In the event of a Change in Control, the payment of all deferred awards and awards subject to additional vesting provisions, including awards subject to attainment of further performance goals, shall (unless the Committee otherwise determines) be made as soon as practicable.

(b) For purposes of this Section 6.9, a Change in Control shall have the same meaning as specified in the Stock Incentive Plan.

SECTION 7.

AMENDMENT, SUSPENSION OR TERMINATION OF PLAN

(a) The Board of Directors may from time to time amend, suspend or terminate in whole or in part, and if suspended or terminated, may reinstate any or all of the provisions of the Plan except that without the consent of the Employee no amendment, suspension or termination of the Plan shall adversely affect the rights of any Employee with respect to awards previously made to such Employee.

(b) The Plan may also be amended by the Committee provided such amendment does not materially change the underlying policy reflected by, or the level of benefits provided by, the Plan.

(c) Notwithstanding subsections (a) and (b), above, no amendment may be effective without shareholder approval if such shareholder approval is necessary to comply with the applicable rules of Section 162(m) of the Code.

                                                                       EXHIBIT C

EXECUTIVE OFFICERS OF MORGAN

The following individuals are the current executive officers of Morgan. The Chairman of the Board, President, Chairman of the Executive Committee, and Vice Chairmen of the Board of Morgan are elected annually by the Board of Directors to serve until the next annual election of officers and until their respective successors have been elected and have qualified. All other executive officers are elected annually and hold office at the pleasure of the Board of Directors.

- ---------------------------------------------------------------------------------------------------------------------
         NAME                      AGE                                      POSITION
- ---------------------------------------------------------------------------------------------------------------------
Douglas A. Warner III............. 48............. Chairman of the Board and President of Morgan and the Bank. See
                                                   "Election of Directors" on page 2.
Roberto G. Mendoza................ 49............. Vice Chairman of the Board of Morgan and the Bank. See "Election of
                                                   Directors" on page 3.
Kurt F. Viermetz.................. 55............. Vice Chairman of the Board of Morgan and the Bank. See "Election of
                                                   Directors" on page 4.
Rodney B. Wagner.................. 63............. Vice Chairman of the Board of Morgan and the Bank. See "Election of
                                                   Directors" on page 4.
James T. Flynn.................... 55............. Chief Financial Officer of Morgan and the Bank since October 1990;
                                                   Executive Vice President of Morgan from March 1985 and the Bank from
                                                   January 1981 to October 1990.
Edward J. Kelly III............... 42............. General Counsel since November 1994 and Secretary of Morgan and the
                                                   Bank since February 1995. Prior to November 1994, Partner of Davis
                                                   Polk & Wardwell.
Michael E. Patterson.............. 53............. Chief Administrative Officer of Morgan and the Bank since November
                                                   1994; Executive Vice President and General Counsel of Morgan and the
                                                   Bank from March 1987 to November 1994.
David H. Sidwell.................. 41............. Managing Director and Controller of Morgan and the Bank since December
                                                   1994; Senior Vice President and Controller of Morgan and the Bank from
                                                   April 1994 to December 1994 and Senior Vice President of the Bank
                                                   since February 1989.
Peter B. Smith.................... 60............. Chairman, Credit Policy Committee of Morgan and the Bank since March
                                                   1986.
Stephen G. Thieke................. 48............. Chairman, Market Risk Committee of Morgan since June 1993 and Chairman of the Board of J.P. Morgan Securities Inc. since November 1993 and from April 1991 to October 1992; Managing Director of Morgan from
                                                   March 1991 to June 1993; President of J.P. Morgan Securities Inc. from
                                                   October 1990 to November 1993; Vice Chairman of the Board of J.P.
                                                   Morgan Securities Inc. from February 1990 to April 1991 and from
                                                   October 1992 to November 1993.
- ---------------------------------------------------------------------------------------------------------------------

PROXY

J.P. MORGAN & CO. INCORPORATED
PROXY SOLICITED ON BEHALF OF THE BOARD of DIRECTORS OF THE COMPANY FOR ANNUAL MEETING OF STOCKHOLDERS, MAY 10, 1995

The undersigned hereby constitutes and appoints E. Deane Leonard, John F. Ruffle and Rodney B. Wagner, and each of them, the true and lawfulagents and proxies of the undersigned with full power of substitution in each, to represent the undersigned at the Annual Meeting of Stockholders of J.P. MORGAN & CO. INCORPORATED to be held in Morgan Hall West, 46th floor, 60 Wall Street, New York, New York, on Wednesday, May 10, 1995, at 11 a.m., and at any adjournment of said meeting, and in their discretion, upon such other matters not specified as may come before said meeting.

Election of Directors, Nominees:

Douglas A. Warner III, Martin Feldstein, Hanna H. Gray, James R. Houghton, James L. Ketelsen, William S. Lee, Roberto G. Mendoza, Lee R. Raymond, Richard
D. Simmons, John G. Smale, Kurt F.Viermetz, Rodney B. Wagner, Dennis Weatherstone and Douglas C. Yearley.

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD TO J.P. MORGAN & CO. INCORPORATED , C/O FIRST CHICAGO TRUST COMPANY, P.O. BOX 8212, EDISON, NJ 08818-9079.


                                                             ******************
                                                             *   SEE REVERSE  *
                                                             *      SIDE      *
                                                             ******************

/X/ PLEASE MARK YOUR
    VOTES AS IN THIS
    EXAMPLE.

THE BOARD OF DIRECTORS
RECOMMENDS A VOTE "FOR" ITEMS 1-4.

THIS PROXY WILL BE VOTED "FOR" ITEMS 1-4 IF NO CHOICE IS SPECIFIED.


1. Election of Directors   /  / FOR     /  / WITHHELD
      (see reverse)

   For, except vote withheld from the following nominee(s):

   ________________________________________________________

2. Approval of Indepen-           /  / FOR   /  / AGAINST   /  / ABSTAIN
   dent accountants.


3. 1995 Stock                     /  / FOR   /  / AGAINST   /  / ABSTAIN
   Incentive Plan.


4. 1995 Executive Officer         /  / FOR   /  / AGAINST   /  / ABSTAIN
   Performance Plan.



THE BOARD OF DIRECTORS
RECOMMENDS A VOTE "AGAINST" ITEMS 5-7.

THIS PROXY WILL BE VOTED "AGAINST" ITEMS 5-7 IF NO CHOICE IS SPECIFIED .


5. Stockholder proposal           /  / FOR   /  / AGAINST   /  / ABSTAIN
   relating to cumulative
   voting.


6. Stockholder proposal           /  / FOR   /  / AGAINST    /  / ABSTAIN
   relating to political
   non-partisanship.


7. Stockholder proposal           /  / FOR   /  / AGAINST    /  / ABSTAIN
   relating to structural
   adjustments.



SIGNATURES(S)____________________________________  DATE ___________________

The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournments therof.
NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.